Exhibit 4.01

CONFORMED COPY

U.S. $250,000,000
TERM LOAN CREDIT AGREEMENT
Dated as of July 26, 2013

Among
ENTERGY ARKANSAS, INC.
as Borrower

THE BANKS NAMED HEREIN

as Banks

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent

UNION BANK, N.A.
SUNTRUST ROBINSON HUMPHREY, INC.
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY

Joint Lead Arrangers

TERM LOAN CREDIT AGREEMENT

TERM LOAN CREDIT AGREEMENT, dated as of July 26, 2013, among ENTERGY ARKANSAS, INC., an Arkansas corporation (the “Borrower”), the banks and other financial institutions (the “Banks”) listed on the signature pages hereof and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent (the “Administrative Agent”) for the Lenders (as defined below).

PRELIMINARY STATEMENTS

(1)           The Borrower has requested that the Lenders establish a senior secured term loan credit facility in the amount of $250,000,000 in favor of the Borrower, all of which may be used for general corporate purposes, including, without limitation, the refinancing of existing Debt.

(2)           Subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments (as defined herein), are willing to establish the requested term loan credit facility in favor of the Borrower.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” has the meaning specified in the preamble hereto.

“Advance” means an advance by a Lender to the Borrower as part of the same Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a “Type” of Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Agent Parties” has the meaning specified in Section 8.11(c).

“Agreement” means this Term Loan Credit Agreement, as amended, supplemented or modified from time to time.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance

“Applicable Margin” means, (i) for any Base Rate Advance, the Base Rate Margin interest rate per annum set forth below in the column identified by the applicable Senior Debt Rating Level, and (ii) for any Eurodollar Rate Advance, the Eurodollar Margin interest rate per annum set forth below in the column identified by the applicable Senior Debt Rating Level.

Senior Debt Rating Level	Level 1	Level 2	Level 3	Level 4	Level 5
Interest Rate Per Annum
Eurodollar Margin	0.750%	0.875%	1.000%	1.250%	1.375%
Base Rate Margin	0.000%	0.000%	0.000%	0.250%	0.375%

Any change in the Applicable Margin will be effective as of the date on which S&P or Moody’s, as the case may be, announces the applicable change in any rating that results in a change in the Senior Debt Rating Level.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or man-ages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B hereto.

“Banks” has the meaning specified in the preamble hereto.

“Base Rate” means, for any period, a fluctuating interest rate per annum at all times equal to the highest of:

(i) the rate of interest announced publicly by Wells Fargo in Charlotte, North Carolina, from time to time, as Wells Fargo’s base rate;

(ii) 1/2 of 1% per annum above the Federal Funds Rate in effect from time to time; and

(iii) BBA LIBOR, as published by Reuters (or another commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at 11:00 a.m. (London time) on the date of determination for a term of one month (or if no such rates are quoted on such day for any reason, the previous day for which quotations are available), plus 1%; provided, however, if more than one rate is specified on such service, the applicable rate shall be the arithmetic mean of all such rates plus 1%.

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.05(a).

“BBA LIBOR” means the British Bankers Association LIBOR Rate.

“Bond Delivery Agreement” means the Bond Delivery Agreement to be executed and delivered by the Borrower and the Administrative Agent substantially in the form of Exhibit F hereto.

“Borrower” has the meaning specified in the preamble hereto.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.02 or Converted pursuant to Section 2.07 or 2.08.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Capitalization” means, as of any date of determination, with respect to the Borrower and its Subsidiaries determined on a consolidated basis, an amount equal to the sum of (i) the total principal amount of all Debt of the Borrower and its Subsidiaries outstanding on such date, (ii) Consolidated Net Worth as of such date and (iii) to the extent not otherwise included in Capitalization, all preferred stock and other preferred securities of the Borrower and its Subsidiaries, including preferred or preference securities issued by any subsidiary trust, outstanding on such date.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning specified in Section 8.18.

“Closing Date” means July 26, 2013.

“Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

“Commitment” means, for each Lender, the obligation of such Lender to make an Advance to the Borrower in an aggregate amount no greater than the amount set forth opposite such Lender’s name on Schedule II hereto.

“Common Equity” means the stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests) that have ordinary voting power for the election of directors, managers or trustees (or other persons performing similar functions) of the issuer, as applicable, provided that Preferred Equity, even if it has such ordinary voting power, shall not be Common Equity.

“Communication” has the meaning specified in Section 8.11(a).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Worth” means the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of the Borrower and its Subsidiaries appearing on a consolidated balance sheet of the Borrower and its Subsidiaries prepared as of the date of determination in accordance with GAAP, after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances pursuant to Section 2.07 or 2.08.

“Credit Parties” means the Administrative Agent and the Lenders.

“Debt” of any Person means (without duplication) all liabilities, obligations and indebtedness (whether contingent or otherwise) of such Person (i) for borrowed money or evidenced by bonds, debentures, notes, or other similar instruments, (ii) to pay the deferred purchase price of property or services (other than such obligations incurred in the ordinary course of business on customary trade terms, provided that such obligations are not more than 30 days past due), (iii) as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iv) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business) and (v) under any Guaranty Obligations.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Defaulting Lender” means at any time, subject to Section 2.16(c), (i) any Lender that has failed, for two or more Business Days from the date required to be funded or paid, to (A) fund any portion of its Advances or (B) pay over to any Credit Party any other amount required to be paid by it hereunder (each, a “funding obligation”), unless, in the case of clause (A) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Lender that has notified the Administrative Agent or the Borrower in writing, or has stated publicly, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Lender that has defaulted generally on its funding obligations under other loan agreements, credit agreements and other similar agreements, (iv) any Lender that has, for three or more Business Days after written request by the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Lender Parent.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.16(c) hereof) upon notification of such determination by the Administrative Agent to the Borrower and the Lenders.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“EDGAR” means the “Electronic Data Gathering, Analysis and Retrieval” system (or any successor system thereof) maintained by the SEC.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 8.07(b)(iii)).

“Eligible Securitization Bonds” means securities, however denominated, that are issued by any direct or indirect Subsidiary of the Borrower or any other Person under which recourse is limited to assets that are primarily rights to collect charges that are authorized by law (including, without limitation, pursuant to any order of any governmental authority authorized by law to regulate public utilities) to be invoiced to customers of the Borrower.

“Environmental Laws” means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended and modified from time to time.

“ERISA Affiliate” of a Person or entity means any Person, trade or business (whether or not incorporated) that is a member of a group of which such Person or entity is a member and that is under common control with such Person or entity within the meaning of, or that would otherwise be aggregated with such Person or entity under, Section 414 of the Code.

“ERISA Plan” means an employee benefit plan maintained for employees of any Person or any ERISA Affiliate of such Person subject to Title IV of ERISA (other than a Multiemployer Plan).

“ERISA Termination Event” means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to PBGC), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from an ERISA Plan during a plan year in which the Borrower or any of its ERISA Affiliates was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or the treatment of an ERISA Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan by the PBGC or to appoint a trustee to administer any ERISA Plan, or (v) any other event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, for the Interest Period for each Eurodollar Rate Advance made as part of the same Borrowing an interest rate per annum equal to BBA LIBOR, as published by Reuters (or another commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in United States dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Advance being made, continued or converted by Wells Fargo and with a term equivalent to such Interest Period would be offered by Wells Fargo or its principal London banking Affiliate to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.05(b).

“Eurodollar Rate Reserve Percentage” of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment requested by the Borrower under Section 8.07(e)) or (B) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (iii) Taxes attributable to such Credit Party’s failure to comply with Section 2.13(g) and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“First Mortgage Bonds” means the First Mortgage Bonds, 2013 Credit Agreement Collateral Series due 2015, issued by the Borrower to the Administrative Agent pursuant to the Mortgage in the aggregate principal amount of $255,000,000.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) hereof.

“Governmental Body” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 8.07(g).

“Guaranty Obligations” means direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Debt of any Person, including, without limitation, Support Obligations.

“Hybrid Securities” means (i) debt or preferred or preference equity securities (however designated or denominated) of the Borrower or any of its Subsidiaries that are mandatorily convertible into Common Equity or Preferred Equity of the Borrower or any of its Subsidiaries, provided that such securities do not constitute Mandatorily Redeemable Stock, (ii) securities of the Borrower or any of its Subsidiaries that (A) are afforded equity treatment (whether full or partial) by S&P or Moody’s at the time of issuance, and (B) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to 91 days after the Termination Date, (iii) any other securities (however designated or denominated), that are (A) issued by the Borrower or any of its Subsidiaries, (B) not subject to mandatory redemption or mandatory prepayment, and (C) together with any guaranty thereof, subordinate in right of payment to the unsecured and unsubordinated indebtedness (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary terms) of the issuer of such securities or guaranty and (iv) QUIPS.

“Indemnified Person” has the meaning specified in Section 8.04(c).

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (ii) to the extent not otherwise described in (i), Other Taxes.

“Interest Period” means, for each Advance made as part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be 1, 2, 3 or 6 months (or any other period acceptable to all the Lenders) in the case of a Eurodollar Rate Advance, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(i) no Interest Period shall end after the Termination Date;

(ii) Interest Periods commencing on the same date for Advances made as part of the same Borrowing shall be of the same duration; and

(iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

 “ITC Transaction” means the series of transactions undertaken in connection with the disposition of the Borrower’s and its Subsidiaries’ transmission business, as described in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

“Lender Insolvency Event” means that (i) a Lender or its Lender Parent is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) a Lender or its Lender Parent is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Lender Parent, or such Lender or its Lender Parent has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lender Parent” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Lenders” means the Banks listed on the signature pages hereof (other than any such Banks that have previously assigned all of their respective Advances and Commitments to other Persons in accordance with Section 8.07(b) at such time), and each Person that has become a Lender holding Advances and/or Commitments at such time in accordance with Section 8.07.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, a Person or any of its Subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Documents” means this Agreement, the Bond Delivery Agreement and the Security Documents.

“Majority Lenders” means at any time Lenders to which are owed more than 50% of the then aggregate unpaid principal amount of the Advances at such time, provided, that for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Advances or (ii) determining the aggregate unpaid principal amount of the Advances.

“Mandatorily Redeemable Stock” means, with respect to any Person, such Person’s Common Equity or Preferred Equity to the extent that it is (i) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Debt or other liability of such Person, (A) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (B) at the option of any Person other than such Person, or (C) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings, or (ii) presently convertible into Mandatorily Redeemable Stock.

“Margin Stock” has the meaning assigned to that term in Regulation U issued by the Board of Governors of the Federal Reserve System, and as amended and in effect from time to time.

“Material Adverse Effect” means, with respect to the Borrower, (i) any material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower and its Subsidiaries considered on a consolidated basis, or (ii) any material adverse effect on the legality, validity or enforceability against the Borrower of any Loan Document.

“Mid South TransCo” means Mid South TransCo LLC, a Delaware limited liability company, or its successors and permitted assigns

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Mortgage” means the Mortgage and Deed of Trust, dated as of October 1, 1944, among the Borrower, Deutsche Bank Trust Company Americas (successor to Guaranty Trust Company of New York) (the “Corporate Trustee”) and (as to property, real or personal, situated or being in Missouri) The Bank of New York Mellon Trust Company, National Association (successor to Marvin A. Mueller) (the “Missouri Trustee”, and together with the Corporate Trustee, the “Mortgage Trustees”), as amended and supplemented from time to time.

“Mortgaged Property” means all real and personal property from time to time intended to be made subject to the Lien of the Mortgage.

“Mortgage Trustees” has the meaning specified in the definition of “Mortgage”.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

“Natural Disaster” means a named tropical storm or hurricane, ice or snow storm, flood or other significant weather or natural disaster.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.

“Non-Recourse Debt” means any Debt of any Subsidiary of the Borrower that does not constitute Debt of the Borrower or any Significant Subsidiary.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Conversion” has the meaning specified in Section 2.08(a).

“Other Connection Taxes” means, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 8.07(e)).

“Parent” means Entergy Corporation, a Delaware corporation, or its successors and permitted assigns.

“Participant” has the meaning set forth in Section 8.07(d).

“Participant Register” has the meaning set forth in Section 8.07(d).

“Patriot Act” means USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as in effect from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Platform” has the meaning specified in Section 8.11(b).

“Potential Defaulting Lender” means, at any time, (i) any Lender with respect to which an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any Subsidiary of such Lender, or (ii) any Lender that has notified, or whose Lender Parent or a Subsidiary thereof has notified, the Administrative Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations generally under other loan agreements, credit agreements and other similar agreements, unless such writing or statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement).  Any determination by the Administrative Agent that a Lender is a Potential Defaulting Lender under any of clauses (i) and (ii) above will be conclusive and binding absent manifest error, and such Lender will be deemed a Potential Defaulting Lender (subject to Section 2.16(c) hereof) upon notification of such determination by the Administrative Agent to the Borrower and the Lenders.

“Preferred Equity” means any stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests), whether with or without voting rights, that is entitled to dividends or distributions prior to the payment of dividends or distributions with respect to Common Equity.

“QUIPS” means, on any date of determination, all outstanding preferred stock and other preferred securities of the Borrower and its Subsidiaries, including preferred securities issued by any subsidiary trust.

“Register” has the meaning specified in Section 8.07(c).

“Regulatory Authorization” means (i) the authorization of the Arkansas Public Service Commission in docket number 12-059-U granted to the Borrower dated as of September 13, 2012, and (ii) the authorization of the Tennessee Regulatory Authority in docket number 12-00109 granted to the Borrower dated as of October 24, 2012.

“Related Parties” means with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Removal Effective Date” has the meaning specified in Section 7.06(b).

“Reportable Event” has the meaning assigned to that term in Title IV of ERISA.

“Resignation Effective Date” has the meaning specified in Section 7.06(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“SEC” means the United States Securities and Exchange Commission.

“Security Documents” means, collectively, (i) the Mortgage, (ii) the First Mortgage Bonds and (iii) each other instrument or document executed and delivered pursuant to Section 5.01(d) or pursuant to any other such Security Documents or otherwise to secure or perfect the security interest in any or all of the Advances and other obligations under this Agreement.

“Senior Debt Rating Level” at any time shall be determined as follows in accordance with the ratings assigned by S&P and Moody’s to the Borrower’s senior secured long-term debt (or, in the event that S&P or Moody’s has not issued a rating for the Borrower’s senior secured long-term debt, the issuer or corporate rating (as such rating is designated by S&P or Moody’s) assigned by such rating agency to the Borrower):

S&P Rating/Moody’s Rating	Senior Debt Rating Level
A or higher or A2 or higher	1
Below Level 1 but A- or A3	2
Below Level 2 but BBB+ or Baa1	3
Below Level 3 but BBB or Baa2	4
Below BBB and Baa2 or unrated	5

Notwithstanding the foregoing, if the ratings described above differ by more than one level or “notch”, the Senior Debt Rating Level will be deemed to be the Senior Debt Rating Level that corresponds to the rating level that is one level or “notch” above the lower of the two ratings described above.

“Significant Subsidiary” means any Subsidiary of the Borrower: (i) the total assets (after intercompany eliminations) of which exceed 5% of the total assets of the Borrower and its Subsidiaries or (ii) the net worth of which exceeds 5% of the Consolidated Net Worth of the Borrower and its Subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of the Borrower and its Subsidiaries.  In no event shall “Significant Subsidiary” include any Subsidiary of the Borrower formed for purposes of consummating the ITC Transaction (i) if and for so long as the Parent and its Subsidiaries and ITC Holdings Corp. and its Subsidiaries have not abandoned the ITC Transaction and the ITC Transaction has not been prohibited or enjoined in any material respect by a governmental authority and (ii) at all times following the consummation of the ITC Transaction.

“SPC” has the meaning specified in Section 8.07(g).

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such a Person, or one or more Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Supplemental Indenture” has the meaning specified in Section 3.01(a)(xii).

“Support Obligations” means any financial obligation, contingent or otherwise, of any Person guaranteeing or otherwise supporting any Debt of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements so as to assure any Person with respect to the payment of such Debt, or (v) to provide financial support for the performance of, or to arrange for the performance of, any non-funded debt payment obligations of the primary obligor of such Debt.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier to occur of (i) January 26, 2015, and (ii) the date of declaration of all outstanding Advances to be due and payable (or automatically becoming due and payable) pursuant to Section 6.02 hereof.

“Trust Indenture Act” has the meaning specified in Section 7.08.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning given such term in Section 2.13(g)(ii)(B)(3).

“Wells Fargo” has the meaning specified in the preamble hereto.

“Withholding Agent” means the Borrower and the Administrative Agent.

SECTION 1.02. Computation of Time Periods.

In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.03. Accounting Terms and Principles.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  If changes in GAAP or the application thereof used in the preparation of any financial statement of the Borrower affect compliance with the financial covenant contained in Section 5.02(b) hereof, the Borrower, the Administrative Agent and the Lenders agree to negotiate in good faith such modifications as are necessary to reflect such changes in GAAP and, until such provisions are modified, determinations of compliance with the financial covenant contained in Section 5.02(b) hereof shall be made on the basis of GAAP and the application thereof as in effect and applied immediately before such change became effective, and all financial statements shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such changes in GAAP.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Advances.

Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make an Advance to the Borrower on the Closing Date (or pursuant to a Notice of Borrowing (as defined below) delivered on the Closing Date) in an aggregate amount not to exceed the amount of such Lender’s Commitment.  Such Advances shall be of the same Type and, in the case of Eurodollar Rate Advances, have the same Interest Period.  Amounts borrowed hereunder that are prepaid or repaid may not be reborrowed.

SECTION 2.02. Making the Advances.

(a) The only Borrowing that may be requested under this Agreement shall be the Borrowing of the Advances on the Closing Date (or pursuant to a Notice of Borrowing delivered on the Closing Date).  The Borrowing shall be made on notice, given (i) in the case of a Borrowing comprising Eurodollar Rate Advances, not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing, and (ii) in the case of a Borrowing comprising Base Rate Advances, not later than 11:00 A.M. (New York City time) on the date of the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof.  Such notice of Borrowing (the “Notice of Borrowing”) shall be transmitted by facsimile in substantially the form of Exhibit A-1 hereto, specifying therein the requested (A) date of such Borrowing (which shall be the Closing Date (or pursuant to a Notice of Borrowing delivered on the Closing Date)), (B) Type of Advances to be made in connection with such Borrowing, (C) aggregate amount of such Borrowing, (D) wire instructions of the Borrower, and (E) in the case of a Borrowing comprising Eurodollar Rate Advances, initial Interest Period for such Advances.  Each Lender shall, before (x) 12:00 noon (New York City time) on the date of a Borrowing comprising Eurodollar Rate Advances, and (y) 1:00 P.M. (New York City time) on the date of a Borrowing comprising Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender’s ratable portion of such Borrowing.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s aforesaid address.

(b) The Notice of Borrowing shall be irrevocable and binding on the Borrower.  In the case the Notice of Borrowing requests Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(c) Unless the Administrative Agent shall have received notice from a Lender prior to the time of such Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower (following the Administrative Agent’s demand on such Lender for the corresponding amount) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances made in connection with such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate.  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.

(d) The failure of any Lender to make the Advance to be made by it as part of such Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of such Borrowing.

SECTION 2.03. [Intentionally omitted].

SECTION 2.04. Repayment of Advances.

The Borrower shall repay the principal amount of each Advance made by each Lender on the Termination Date.

SECTION 2.05. Interest on Advances.

The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a) Base Rate Advances.  If such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin for such Base Rate Advance in effect from time to time, payable quarterly on the last day of each March, June, September and December and on the date such Base Rate Advance shall be Converted or paid in full.

(b) Eurodollar Rate Advances.  Subject to Section 2.06, if such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin for such Eurodollar Rate Advance in effect from time to time, payable on the last day of each Interest Period for such Eurodollar Rate Advance and on the date such Eurodollar Rate Advance shall be Converted or paid in full and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

SECTION 2.06. Additional Interest on Eurodollar Rate Advances.

The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance.  Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.07. Interest Rate Determination.

(a) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.05(a) or 2.05(b).

(b) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

(i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.08. Conversion of Advances.

(a) Voluntary.  The Borrower may, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, on any Business Day, Convert all Advances of one Type made in connection with the same Borrowing into Advances of another Type; provided, however, that any Conversion of, or with respect to, any Eurodollar Rate Advances into Advances of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances, unless the Borrower shall also reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such Conversion.  Each such notice of a Conversion (a “Notice of Conversion”) shall be transmitted by facsimile, in substantially the form of Exhibit A-2 hereto, specifying therein (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into, or with respect to, Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.  With respect to any existing Eurodollar Rate Advance, unless the Administrative Agent shall have received written notice from the Borrower that the Borrower intends to repay such Eurodollar Rate Advance or Convert such Eurodollar Rate Advance, in each case as of the end of the Interest Period applicable thereto in accordance with the terms hereof,  the Borrower shall be deemed to have requested (as of the third Business Day prior to the expiration of such Interest Period) that such Eurodollar Rate Advance be Converted to a new Eurodollar Rate Advance with an Interest Period of 3 months pursuant to the terms of this Section 2.08(a).

(b) Mandatory.  If the Borrower shall fail to select the Type of any Advance or the duration of any Interest Period for a Borrowing comprising Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and Section 2.08(a), or if any proposed Conversion of a Borrowing that is to comprise Eurodollar Rate Advances upon Conversion shall not occur as a result of the circumstances described in paragraph (c) below, or if an Event of Default has occurred and is continuing and Eurodollar Rate Advances are outstanding, the Administrative Agent will forthwith so notify the Borrower and the Lenders, and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

(c) Failure to Convert.  Each notice of Conversion given pursuant to subsection (a) above shall be irrevocable and binding on the Borrower.  In the case of a Borrowing that is to comprise Eurodollar Rate Advances upon Conversion, the Borrower agrees to indemnify each Lender against any loss, cost or expense incurred by such Lender if, as a result of the failure of the Borrower to satisfy any condition to such Conversion (including, without limitation, the occurrence of any Event of Default, or any event that would constitute an Event of Default with notice or lapse of time or both), such Conversion does not occur.  The Borrower’s obligations under this subsection (c) shall survive the repayment of all other amounts owing to the Lenders and the Administrative Agent under this Agreement and the termination of the Commitments.

(d) Notwithstanding any other provision of this Agreement to the contrary, the Borrower may not borrow Advances at the Eurodollar Rate or Convert Advances resulting in Eurodollar Rate Advances at any time an Event of Default has occurred and is continuing.

SECTION 2.09. Prepayments.

The Borrower may, upon notice received by the Administrative Agent prior to 11:00 A.M. (New York City time) on any Business Day, with respect to Base Rate Advances, and upon at least two Business Days’ notice to the Administrative Agent, with respect to Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances made as part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or any integral multiple of $100,000 in excess thereof and (ii) in the case of any such prepayment of an Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such prepayment.

SECTION 2.10. Increased Costs.

(a) Increased Costs Generally.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate Reserve Percentage, in the case of Eurodollar Rate Advances);

(ii) subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to reduce the amount of any sum received or receivable by such Lender or other Credit Party hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Credit Party, the Borrower will pay to such Lender or other Credit Party, as the case may be, such additional amount or amounts as will compensate such Lender or other Credit Party, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Applicable Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.11. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that any Change in Law makes it unlawful, or any central bank or other Governmental Body asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Administrative Agent, Converts all Eurodollar Rate Advances of all Lenders then outstanding into Advances of another Type in accordance with Section 2.08.

SECTION 2.12. Payments and Computations.

(a) The Borrower shall make each payment hereunder not later than 12:00 noon (New York City time) on the day when due in United States dollars to the Administrative Agent without defense, setoff or counterclaim at its address referred to in Section 8.02 in same day funds.  The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably (other than amounts payable pursuant to Section 2.02(c), 2.06, 2.10, 2.13 or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, to be applied in accordance with the terms of this Agreement.  Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Assumption, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, to charge from time to time to the extent permitted by law against any or all of the Borrower’s accounts with such Lender any amount so due.

(c) All computations of interest based on clause (i) of the definition of “Base Rate” shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Federal Funds Rate or clause (ii) or (iii) of the definition of “Base Rate” shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.06 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Each determination by the Administrative Agent (or, in the case of Section 2.06, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(f) Notwithstanding anything to the contrary contained herein, any Advance or other amount payable by the Borrower hereunder that is not paid when due (whether at stated maturity, by acceleration or otherwise), and all Advances at any time an Event of Default shall have occurred and be continuing, shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times, in the case of each Advance, to the applicable interest rate in effect from time to time for such Advance plus 2% per annum, and, in the case of other amounts, to the Base Rate plus the Applicable Margin for Base Rate Advances plus 2% per annum, payable in each case upon demand.

SECTION 2.13. Taxes.

(a) Defined Terms.  For purposes of this Section 2.13, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Body in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower.  The Borrower shall indemnify each Credit Party, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body.  A certificate as to the amount of such payment or liability delivered to the Borrower by such Credit Party (with a copy to the Administrative Agent, unless the Administrative Agent is such Credit Party), or by the Administrative Agent on its own behalf or on behalf of any other Credit Party, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Body.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f) Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Body pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A)           any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed originals of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) in the event that such indemnified party is required to repay such refund to such Governmental Body.  Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival.  Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.14. Sharing of Payments, Etc.

If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.02(c), 2.06, 2.10, 2.13 or 8.04(b)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that (i) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (A) the amount of such Lender’s required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered and (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.15. Noteless Agreement; Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Advance made hereunder, the Type thereof and the Interest Period (if any) with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay such obligations in accordance with their terms.

SECTION 2.16. Defaulting Lenders.

(a) Defaulting Lender Waterfall.  Any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated account until (subject to Section 2.16(c)) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:  first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, third to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and fifth after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(b) Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 8.01.

(c) Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender or a Potential Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender and will be a Non-Defaulting Lender; provided that no adjustments will be made retroactively with respect to payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender or Potential Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender or Potential Defaulting Lender.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01. Conditions Precedent to Effectiveness of this Agreement and Initial Advance.

The effectiveness of this Agreement and the obligation of each Lender to make its initial Advance is subject to the conditions precedent that on or before the Closing Date:

(a) The Administrative Agent shall have received the following, each dated the same date (except for the financial statements referred to in paragraph (iv) below), in form and substance satisfactory to the Administrative Agent and (except for the First Mortgage Bonds) with one copy for each Lender:

(i) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, and of all documents evidencing other necessary corporate action with respect to this Agreement;

(ii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the charter and the bylaws of the Borrower, in each case in effect on such date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals (if any) required for the due execution, delivery and performance of this Agreement;

(iii) Copies of the audited consolidated financial statements of the Borrower and its Subsidiaries for the calendar year ended as of December 31, 2012 and the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the calendar quarter ended as of March 31, 2013 (it being agreed that such financial statements will be deemed to have been delivered under this clause (iv) if (A) such documents are publicly available on EDGAR or on the Borrower’s website and (B) the Borrower has sent to the Administrative Agent written notice (which may be by electronic mail) that such documents are so available no later than the third Business Day immediately preceding the date of this Agreement);

(iv) A favorable opinion of counsel for the Borrower, acceptable to the Administrative Agent, substantially in the form of Exhibit C-1 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request;

(v) A favorable opinion of special New York counsel for the Borrower, acceptable to the Administrative Agent, substantially in the form of Exhibit C-2 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request;

(vi) A favorable opinion of special Arkansas counsel for the Borrower, acceptable to the Administrative Agent, substantially in the form of Exhibit C-3 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request;

(vii) A favorable opinion of King & Spalding LLP, special New York counsel for the Administrative Agent, substantially in the form of Exhibit D hereto;

(viii) All documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, to the extent such documentation or information is requested by the Administrative Agent on behalf of the Lenders prior to the date hereof;

(ix) The First Mortgage Bonds, duly executed by the Borrower and authenticated by the Corporate Trustee;

(x) A certificate of a duly authorized officer of the Corporate Trustee certifying that the First Mortgage Bonds have been duly authenticated and delivered;

(xi) A certificate of a duly authorized officer of the Borrower certifying that attached thereto is (A) a true, correct and complete copy of the Mortgage, as supplemented and modified by the First through Seventy-fourth Supplemental Indentures, which are the only supplemental indentures or other instruments that have amended the Mortgage, and (B) a true, correct and complete copy of the Seventy-fifth Supplemental Indenture, duly executed by the parties thereto, providing for the issuance of the First Mortgage Bonds (as amended, supplemented or otherwise modified from time to time, the “Supplemental Indenture”);

(xii) The Bond Delivery Agreement, duly executed and delivered by the Borrower and the Administrative Agent; and

(b) On such date, the following statements shall be true and the Administrative Agent shall have received a certificate signed by a duly authorized officer of the Borrower, dated such date, stating that:

(i) The representations and warranties contained in Section 4.01 are true and correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or would constitute an Event of Default with notice or lapse of time or both.

(c) The Administrative Agent shall have received from the Borrower the Notice of Borrowing as required by Section 2.02.

(d) The Administrative Agent shall have received from the Borrower the documents and certificates required by Section 29 of the Mortgage.

(e) The Administrative Agent shall have received such other certifications, opinions, financial or other information, approvals and documents as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows:

(a) The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business as a foreign organization in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification, except where failure to so qualify would not materially adversely affect its business, condition (financial or otherwise), operations, properties or prospects.

(b) The execution, delivery and performance by the Borrower of each Loan Document to which it is, or is to become, a party, are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action and do not contravene (i) the Borrower’s organizational documents, (ii) law applicable to the Borrower or its properties, or (iii) any contractual or legal restriction binding on or affecting the Borrower or its properties.  The execution, delivery and performance by the Borrower of the Loan Documents do not contravene any provision of the Mortgage.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement (including obtaining any Advances under this Agreement) or any other Loan Document to which it is, or is to become, a party, except for the Regulatory Authorizations, which have been duly obtained, and are in full force and effect.

(d) This Agreement and the other Loan Documents to which it is, or is to become, a party have been or will be (as the case may be) duly executed and delivered by it, and this Agreement is, and upon execution and delivery thereof each other Loan Document will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(e) The consolidated financial statements of the Borrower and its Subsidiaries as of December 31, 2012 and for the year ended on such date, as set forth in the Borrower’s Annual Report on Form 10-K for the fiscal year ended on such date, as filed with the SEC, accompanied by an opinion of Deloitte & Touche LLP, and the consolidated financial statements of the Borrower and its Subsidiaries as of March 31, 2013 and for the quarter ended on such date, as set forth in the Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ended on such date, as filed with the SEC, copies of each of which have been furnished to each Bank, fairly present (subject, in the case of such financial statements for the fiscal quarter ended March 31, 2013, to year-end adjustments) the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, in accordance with GAAP.  Except as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, and the Borrower’s Current Report on Form 8-K dated May 20, 2013 (filed May 20, 2013, a copy of which has been furnished to each Bank), since December 31, 2012, there has been no material adverse change in the financial condition or operations of the Borrower.

(f) Except as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect.  There has been no change in any matter disclosed in such filings that could reasonably be expected to result in such a Material Adverse Effect.

(g) No event has occurred and is continuing that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

(h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.  After applying the proceeds of each Advance, not more than 25% of the value of the assets of the Borrower and its Subsidiaries subject to the restrictions of Section 5.02(a), (c) or (d) will consist of or be represented by Margin Stock.

(i) The Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j) Except as could not reasonably be expected to result in a Material Adverse Effect, no ERISA Termination Event has occurred, or is reasonably expected to occur, with respect to any ERISA Plan.

(k) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each ERISA Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Banks, is complete and accurate and fairly presents the funding status of such ERISA Plan, and since the date of such Schedule B there has been no change in such funding status that could reasonably be expected to result in a Material Adverse Effect.

(l) Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrower has not incurred, and does not reasonably expect to incur, any withdrawal liability under ERISA to any Multiemployer Plan.

(m) The reports, financial statements and other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender pursuant to or in connection with the Loan Documents and the transactions contemplated thereby, when considered in their totality together with the information set forth in the Borrower’s periodic reports filed as of any date of determination with the SEC under the Securities Exchange Act of 1934, as amended, do not contain and will not contain, when taken as a whole, any untrue statement of a material fact and do not omit and will not omit, when taken as a whole, to state any fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading in any material respect; provided that, with respect to projections and forward looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions and estimates believed to be reasonable at the time made and notes that whether or not such projections or forward looking statements are in fact achieved will depend upon future events some of which are not within the control of the Borrower and actual results may vary from the projections and such variations may be material and, accordingly, the Borrower gives no representation and warranty that such projections and forward looking statements will be achieved.

(n) The Borrower has good and sufficient title to the properties described as owned by it in and as subject to the Lien of the Mortgage (except properties released under the terms of the Mortgage), subject only to Excepted Encumbrances (as defined in the Mortgage) and to minor defects and encumbrances customarily found in properties of like size and character that do not materially impair the use of such properties by the Borrower.  The description of such properties set forth in the Mortgage is adequate to constitute the Mortgage as a Lien thereon; and subject to Section 4.01(o) below, the Mortgage, subject only to such minor defects and Excepted Encumbrances, constitutes a valid, direct and first mortgage Lien upon said properties, which include substantially all of the permanent physical properties and franchises of the Borrower (other than those expressly excepted in the Mortgage).  All permanent and physical properties and franchises (other than those expressly excepted in the Mortgage) acquired by the Borrower after the date of the Supplemental Indenture will, upon such acquisition, become subject to the Lien of the Mortgage, subject, however, to such Excepted Encumbrances and to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Borrower and except as may be limited by bankruptcy law.

(o) It will be necessary to record the Supplemental Indenture in the offices of the Secretary of State of Arkansas and the offices of the Clerk and Ex-Officio Recorder for the Counties in the State of Arkansas, the Parish Clerk for Ouachita Parish in the State of Louisiana, the Recorder of Deeds for the Counties in the State of Missouri and the County Registrar for the Counties in the State of Tennessee, respectively, in which the Borrower owns property, to include the Supplemental Indenture in the lien of the Mortgage before the Liens created by the Supplemental Indenture become effective as to and enforceable against third parties, which filings, once duly effected, are the only recordings, filings, rerecordings and refilings required by law in order to protect and maintain the lien of the Mortgage on any of the property described therein and subject thereto.  However, all permanent physical properties and franchises of the Borrower (other than those expressly excepted in the Mortgage) presently owned by the Borrower are subject to the lien of the Mortgage, subject to minor defects and Excepted Encumbrances of the character referred to in Section 4.01(n) above.

(p) The First Mortgage Bonds are bonds issued pursuant to and entitled to the benefit of the Mortgage and have been authenticated and delivered in accordance with the Mortgage.

(q) Upon delivery of the First Mortgage Bonds to the Administrative Agent, and unless and until all the First Mortgage Bonds have been released by the Administrative Agent, all the First Mortgage Bonds have been paid in full, or the Commitments have been terminated and all amounts payable by the Borrower hereunder have been paid in full, (i) the First Mortgage Bonds are outstanding, (ii) the Administrative Agent is the holder of the First Mortgage Bonds for all purposes under the Mortgage (unless the Administrative Agent transfers such First Mortgage Bonds) and (iii) the First Mortgage Bonds rank pari passu with all other bonds and instruments issued pursuant to the Mortgage.

(r) The Mortgage is a valid and binding obligation of the Borrower and in accordance with its terms, has not been terminated, canceled or waived in any material respect and remains in full force and effect.

(s) As of the Closing Date, the aggregate principal amount of outstanding mortgage bonds issued under the Mortgage, excluding the First Mortgage Bonds, is $2,000,979,000.

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants.

So long as any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

(a) Keep Books; Existence; Maintenance of Properties; Compliance with Laws; Insurance; Taxes; Inspection Rights.

(i) keep proper books of record and account, all in accordance with GAAP;

(ii) except as otherwise permitted by Section 5.02(c), preserve and keep in full force and effect its existence and preserve and keep in full force and effect its licenses, rights and franchises to the extent necessary to carry on its business; provided, however, that the Borrower may change its form of organization from a corporation to a limited liability company or from a limited liability company to a corporation if such change shall not affect any obligations of the Borrower under the Loan Documents;

(iii) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements, in each case to the extent such properties are not obsolete and not necessary to carry on its business;

(iv) comply with all applicable laws, rules, regulations and orders, except to the extent that the failure to comply could not reasonably be expected to result in a Material Adverse Effect, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or its property, except to the extent being contested in good faith by appropriate proceedings, and compliance with ERISA and Environmental Laws;

(v) maintain insurance with responsible and reputable insurance companies or associations or through its own program of self-insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates and furnish to the Administrative Agent, within a reasonable time after written request therefor, such information as to the insurance carried as any Lender, through the Administrative Agent, may reasonably request;

(vi) pay and discharge its obligations and liabilities in the ordinary course of business, except to the extent that such obligations and liabilities are being contested in good faith by appropriate proceedings; and

(vii) from time to time upon reasonable notice, permit or arrange for the Administrative Agent the Lenders and their respective agents and representatives to inspect the records and books of account of the Borrower and its Subsidiaries during regular business hours.

(b) Use of Proceeds.  The Borrower will use the proceeds of the Borrowing for general corporate purposes including, without limitation, the refinancing of existing Debt.

(c) Reporting Requirements.  Furnish to the Lenders:

(i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, (A) consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and (B) consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by a duly authorized officer of the Borrower as having been prepared in accordance with GAAP;

(ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing consolidated financial statements for such year certified without qualification by Deloitte & Touche LLP (or such other nationally recognized public accounting firm selected by the Borrower), and certified by a duly authorized officer of the Borrower as having been prepared in accordance with GAAP;

(iii) concurrently with the delivery of the financial statements specified in clauses (i) and (ii) above, a certificate of the chief financial officer, treasurer, assistant treasurer or controller of the Borrower, (A) stating that no Event of Default has occurred and is continuing, or if an Event of Default has occurred and is continuing, a statement setting forth details of such Event of Default, as the case may be, and the action that the Borrower has taken and proposes to take with respect thereto and (B) setting forth in a true and correct manner, the calculation of the ratio contemplated by Section 5.02(b) hereof, as of the date of the most recent financial statements accompanying such certificate, to show the Borrower’s compliance with or the status of the financial covenant contained in Section 5.02(b) hereof;

(iv) as soon as possible and in any event within five days after the Borrower has knowledge of the occurrence of each Event of Default and each event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the duly authorized officer of the Borrower setting forth details of such Event of Default or event, as the case may be, and the actions that the Borrower has taken and proposes to take with respect thereto;

(v) as soon as possible and in any event within ten days after the Borrower knows or has reason to know (i) that any litigation against, or any arbitration, administrative, governmental or regulatory proceeding involving, the Borrower or any of its Subsidiaries as to which there is a reasonable possibility of a determination adverse to the Borrower or any of its Subsidiaries and that, if determined adversely to the Borrower or its Subsidiaries, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, business, properties or prospects of the Borrower and its Subsidiaries on a consolidated basis or (ii) of any litigation the primary purpose of which is to challenge the issuance or validity of the First Mortgage Bonds and that could reasonably be expected to have a Material Adverse Effect, notice of such litigation describing in reasonable detail the facts and circumstances concerning such litigation and the Borrower’s or such Subsidiary’s proposed actions in connection therewith;

(vi) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securities holders, and copies of all reports and registration statements which the Borrower files with the SEC or any national securities exchange pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended;

(vii) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any ERISA Termination Event with respect to any ERISA Plan has occurred, a statement of a duly authorized officer of the Borrower describing such ERISA Termination Event and the action, if any, that the Borrower proposes to take with respect thereto;

(viii) promptly and in any event within ten Business Days after receipt thereof by the Borrower from the PBGC, copies of each notice received by the Borrower of the PBGC’s intention to terminate any ERISA Plan or to have a trustee appointed to administer any ERISA Plan;

(ix) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each ERISA Plan;

(x) promptly and in any event within ten Business Days after receipt thereof by the Borrower from a Multiemployer Plan sponsor, a copy of each notice concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA;

(xi) promptly and in any event within five Business Days after S&P or Moody’s has changed any rating assigned to the Borrower’s senior secured long-term debt (or the Borrower’s issuer or corporate rating, as applicable), notice of such change; and

(xii) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

The financial statements and reports described in paragraphs (i), (ii) and (vi) above will be deemed to have been delivered hereunder if (A) such documents are publicly available on the EDGAR or on the Borrower’s website and (B) the Borrower has sent to the Administrative Agent notice (which may be by electronic mail) that such documents are so available, in each case, no later than the date specified for delivery of the same under paragraph (i), (ii) or (vi), as applicable, above.  If any financial statements or report described in (i) and (ii) above is due on a date that is not a Business Day, then such financial statements or report shall be delivered on the next succeeding Business Day.

(d) Further Assurances.  The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be required under any all applicable law, or that the Administrative Agent or the Majority Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower.

SECTION 5.02. Negative Covenants.

So long as any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

(a) Liens, Etc.  Create or suffer to exist any Lien upon or with respect to any of its or any of its Subsidiaries’ property, assets or revenues, whether now owned or hereafter acquired, except for Liens not prohibited by the Mortgage.

(b) Limitation on Debt.   Permit the total principal amount of all Debt of the Borrower and its Subsidiaries, determined on a consolidated basis and without duplication of liability therefor, at any time to exceed 65% of Capitalization determined as of the last day of the most recently ended fiscal quarter of the Borrower; provided, however, that for purposes of this Section 5.02(b) (i) “Debt” and “Capitalization” shall not include (A) Hybrid Securities, (B) any Debt of any Subsidiary of the Borrower that is Non-Recourse Debt, (C) Eligible Securitization Bonds and (D) the amount of preferred and debt securities to be redeemed in connection with the ITC Transaction for which funds sufficient (other than any make-whole redemption premium until one Business Day after the amount thereof has been determined) to pay such redemption have been deposited with the trustee or paying agent for such securities or deposited in escrow for such redemption, and (ii) “Capitalization” shall exclude changes to other comprehensive income resulting from (x) pension and other post-retirement benefits liability adjustments and (y) mark-to-market non-cash adjustments relating to accounting for derivatives.

(c) Mergers, Etc.  Merge with or into or consolidate with or into any other Person, except that the Borrower may merge with any other Person (i) that is a wholly-owned Subsidiary of the Parent in connection with the ITC Transaction, or (ii) provided that, immediately after giving effect to any such merger, (A) the Borrower is the surviving Person or the merger is to effect a change in the Borrower’s form of organization permitted by the proviso in Section 5.01(a)(ii), (B) no event shall have occurred and be continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and (C) the Borrower shall not be liable with respect to any Debt or allow its property to be subject to any Lien which would not be permissible with respect to it or its property under this Agreement on the date of such transaction.

(d) Disposition of Assets.  (i) Sell, lease, transfer or otherwise dispose of any shares of Common Equity of any Significant Subsidiary, whether now owned or hereafter acquired by the Borrower, or permit any Significant Subsidiary to do so or (ii) sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions), or permit any Significant Subsidiary to sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions), assets representing in the aggregate amount more than 5% (determined at the time of each such transaction) of its Consolidated Net Worth to any entity other than any wholly owned Subsidiary of the Borrower; provided, however, that nothing in this Section 5.02(d) shall be construed as to prohibit the consummation by the Borrower and its Subsidiaries of the ITC Transaction.

(e) Certain Terms Relating to Mortgaged Property.  The Borrower will not, without the prior written consent of all the Lenders (i) seek or consent to the release of any Mortgaged Property, except as otherwise permitted under the Mortgage, or (ii) secure, or agree or consent to the securing of, any additional bonds of the Borrower under the Mortgage issued and secured on a parity basis under the Mortgage with the First Mortgage Bonds, except as otherwise expressly permitted under the Mortgage.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following events shall constitute an “Event of Default” hereunder:

(a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or shall fail to pay interest thereon or any other amount payable under this Agreement within five Business Days after the same becomes due and payable; or

(b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

(c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b) or 5.02 or (ii) any other term, covenant or agreement contained in this Agreement or the Mortgage on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(d) The Borrower shall fail to pay any principal of or premium or interest on any Debt of the Borrower that is outstanding in a principal amount in excess of $50,000,000 in the aggregate (but excluding Debt hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

(e) The occurrence of any event or the existence of any condition under any agreement or instrument relating to any Debt of a Significant Subsidiary that is outstanding in a principal amount in excess of $50,000,000 in the aggregate, which occurrence or event results in the declaration (after the applicable grace period, if any) of such Debt being due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, however, that the redemption of preferred and debt securities contemplated in connection with the ITC Transaction shall not constitute an Event of Default hereunder; or

(f) The Borrower or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Significant Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any Significant Subsidiary shall take any organizational action to authorize or to consent to any of the actions set forth above in this subsection (f); or

(g) Any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h) (i)  An ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall fail to maintain the minimum funding standards required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Code, or (ii) an ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower is, shall have been or will be terminated or the subject of termination proceedings under ERISA, or (iii) the Borrower or any ERISA Affiliate of the Borrower has incurred or will incur a liability to or on account of an ERISA Plan under Section 4062, 4063 or 4064 of ERISA, or (iv) any ERISA Termination Event with respect to an ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall have occurred, and in the case of any event described in clauses (i) through (iv), such event could reasonably be expected to result in a Material Adverse Effect; or

(i) The Parent shall cease to own (directly or indirectly) 100% of the Common Equity of the Borrower, provided, however, that in the case of indirect ownership, Persons other than the Parent may own Preferred Equity of intermediate Subsidiaries as long as no such Preferred Equity is convertible into Common Equity; or

(j) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Parent (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Parent entitled to vote in the election of directors; or (ii) commencing after the date of this Agreement, individuals who as of the date of this Agreement were directors shall have ceased for any reason to constitute a majority of the Board of Directors of the Parent unless the Persons replacing such individuals were nominated by the stockholders or the Board of Directors of the Parent in accordance with the Parent’s organizational documents; or

(k) (i) The First Mortgage Bonds shall cease to be outstanding for any reason other than (A) the termination of the Commitments and the payment in full of the Advances, all interest thereon, all other amounts payable under this Agreement and all other obligations under the Loan Documents, (B) the payment in full of the First Mortgage Bonds or (C) the return by the Administrative Agent of the First Mortgage Bonds to the Borrower or the Corporate Trustee, (ii) the Administrative Agent, on behalf of the Lenders, shall cease at any time to be the holder of the First Mortgage Bonds for all purposes of the Mortgage (unless the First Mortgage Bonds are transferred by the Administrative Agent), (iii) the Mortgage shall cease to constitute a valid, direct and first mortgage Lien (subject only to such minor defects and Excepted Encumbrances) on the Mortgaged Property except as otherwise permitted under the Mortgage, or (iv) any Loan Document or any material provision thereof shall cease to be in full force and effect (other than pursuant to the terms hereof or thereof) or the Borrower shall deny or disaffirm in writing its obligations under any Loan Document; provided, however, that this subsection (iv), as it relates to (iii) of the definition of Security Documents, could reasonably be expected to have a Material Adverse Effect and shall remain unremedied for 30 days after the Borrower’s actual knowledge thereof.

SECTION 6.02. Remedies.

If any Event of Default shall occur and be continuing, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by direction to the Corporate Trustee, instruct the Corporate Trustee to accelerate the First Mortgage Bonds in accordance with the Mortgage, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the First Mortgage Bonds, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any Significant Subsidiary under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII

THE AGENT

SECTION 7.01. Authorization and Action.

Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.  The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

SECTION 7.02. Administrative Agent’s Reliance, Etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, the Administrative Agent:  (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, e-mail, electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03. Wells Fargo and Affiliates.

With respect to its Commitment and the Advances made by it, Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in its individual capacity.  Wells Fargo and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Wells Fargo were not the Administrative Agent and without any duty to account therefor to the Lenders.

SECTION 7.04. Lender Credit Decision.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05. Indemnification.

The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then outstanding to each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent (in its capacity as such) under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are reimbursable by the Borrower but for which the Administrative Agent is not reimbursed by the Borrower.

SECTION 7.06. Successor Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States of America and a combined capital and surplus of at least $500,000,000; provided that, the consent of the Borrower shall not be required if an Event of Default, or an event that would constitute an Event of Default with notice or lapse of time or both, has occurred and is continuing.  If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (v) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor; provided that, the consent of the Borrower shall not be required if an Event of Default, or an event that would constitute an Event of Default with notice or lapse of time or both, has occurred and is continuing. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) The Majority Lenders may at any time, to the extent permitted by applicable law, by notice in writing to the Borrower and to the Person serving as Administrative Agent remove such Person as Administrative Agent and, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor; provided that, the consent of the Borrower shall not be required if an Event of Default, or an event that would constitute an Event of Default with notice or lapse of time or both, has occurred and is continuing.  If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment by the Removal Effective Date, then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.  On the Removal Effective Date, the Borrower shall pay in full all amounts due and payable to the removed Administrative Agent hereunder and under the other Loan Documents.

(d) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 8.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 7.07. Releases of First Mortgage Bonds.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take, and shall take, any action requested by the Borrower having the effect of releasing the First Mortgage Bonds to the extent the Advances are prepaid, in full or in part, in accordance with the terms of the Bond Delivery Agreement.

(b) At such time as the Advances, all interest thereon and all other amounts payable under this Agreement and all other obligations under the Loan Documents shall have been paid in full, and the Commitments have been terminated, the Administrative Agent shall promptly, upon the request of the Borrower, surrender to or upon the order of the Borrower the First Mortgage Bonds then held by the Administrative Agent and take such action and execute such documents as may reasonably be requested by the Borrower and shall surrender to or upon the order of the Borrower the First Mortgage Bonds then held by the Administrative Agent.

(c) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agrees that no Lender shall have any right individually to realize upon any of the First Mortgage Bonds, it being understood and agreed that all powers, rights and remedies hereunder with respect to the First Mortgage Bonds may be exercised solely by the Administrative Agent, on behalf of the Lenders, in accordance with the terms hereof, and all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent, on behalf of the Lenders, in accordance with the terms of the Security Documents.

SECTION 7.08. Trust Indenture Act.

In the event that the Administrative Agent or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by the Borrower, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any of the Borrower’s obligations hereunder by or on behalf of Wells Fargo in its capacity as Administrative Agent for the benefit of any Lender hereunder (other than Wells Fargo or an Affiliate of Wells Fargo) and that is applied in accordance with the terms hereof shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments, Etc.

No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:  (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest (or rate of interest) on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or change the definition of “Majority Lenders” or the number of Lenders that shall be required for the Lenders or any of them to take any action hereunder, (f) change the provisions requiring pro rata sharing of payments under Section 2.12 or amend or waive Section 2.14, (g) amend this Section 8.01 or (h) release the First Mortgage Bonds or any portion thereof other than in accordance with the terms of this Agreement and the Bond Delivery Agreement (it being understood that releases of the First Mortgage Bonds in accordance with the terms set forth herein and in the Bond Delivery Agreement shall not require the consent of all the Lenders); and provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement, and provided further, that this Agreement may be amended and restated without the consent of any Lender or the Administrative Agent if, upon giving effect to such amendment and restatement, such Lender or the Administrative Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder and shall have been paid in full all amounts payable hereunder to such Lender or the Administrative Agent, as the case may be.

Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder, and the Commitments and the outstanding Advances of such Lender hereunder will not be taken into account in determining whether the Majority Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Majority Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

SECTION 8.02. Notices, Etc.

(a) Notices.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including via electronic communication pursuant to Section 8.11) and mailed, emailed, sent by facsimile or delivered, if to the Borrower, at its address at 425 West Capitol Avenue, Little Rock, Arkansas 72201, Attention: Treasurer, with a copy to Frank Williford, Assistant Treasurer, 639 Loyola Avenue, New Orleans, Louisiana 70113, Email: fwillif@entergy.com; if to the Mortgage Trustee, at its address at 60 Wall Street, Mailstop 2710, New York, New York 10005, Attention: Corporates Team Manager - Entergy; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender and if to the Administrative Agent, at its address at (i) 1525 W. W.T. Harris Blvd, 1st Floor, Charlotte, North Carolina 28262-8522, MAC D1109-019, Attention: Robert Fernandez, Wells Fargo Bank, National Association (fax: 704-715-0017; telephone: 704-427-3920; email: robert.fernandez@wellsfargo.com), (ii) for notices and communications relating to compliance with the covenants hereunder, 301 S. College St, 15th Floor, Charlotte, North Carolina 28202-6000, MAC D1053-150, Attention: Shawn Young, Wells Fargo Bank, National Association (fax: 704-383-6647; telephone: 704-715-1707; email: shawn.young@wellsfargo.com), with a copy to 1525 W. W.T. Harris Blvd, 1st Floor, Charlotte, North Carolina 28262-8522, MAC D1109-019, Attention: Robert Fernandez, Wells Fargo Bank, National Association (fax: 704-715-0017; telephone: 704-427-3920; email: robert.fernandez@wellsfargo.com); or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and communications shall be deemed to have been given on the date of receipt (i) if mailed, sent by facsimile or delivered by hand or overnight courier service and received during the normal business hours of such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section and (ii) if emailed and received in accordance with Section 8.11.  If such notices and communications are received after the normal business hours of such party, receipt shall be deemed to have been given upon the opening of the recipient’s next Business Day.  Except as otherwise provided in Section 5.01(c), notices and other communications given by the Borrower to the Administrative Agent shall be deemed given to the Lenders.

(b) Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 8.03. No Waiver; Remedies.

No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04. Costs and Expenses; Indemnification.

(a) The Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery, syndication administration, modification and amendment of this Agreement and the other Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement.  Any invoices to the Borrower with respect to the aforementioned expenses shall describe such costs and expenses in reasonable detail.  The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the Administrative Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of, and the protection of the rights of the Lenders under, this Agreement and the other Loan Documents, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

(b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(b), 2.08, 2.09 or 2.11, acceleration of the maturity of the Advances pursuant to Section 6.02, assignment to another Lender upon demand of the Borrower pursuant to Section 8.07(e) for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits upon such Lender’s representation to the Borrower that it has made reasonable efforts to mitigate such loss), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.  Any Lender making a demand pursuant to this Section 8.04(b) shall provide the Borrower with a written certification of the amounts required to be paid to such Lender, showing in reasonable detail the basis for the Lender’s determination of such amounts; provided, however, that no Lender shall be required to disclose any confidential or proprietary information in any certification provided pursuant hereto, and the failure of any Lender to provide such certification shall not affect the obligations of the Borrower hereunder.

(c) The Borrower hereby agrees to indemnify and hold each Lender, the Administrative Agent and each Related Party of any of the foregoing Persons (each, an “Indemnified Person”) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney’s fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur or which may be claimed against any of them by any Person or entity by reason of or in connection with the execution, delivery or performance of this Agreement or any other Loan Document or any transaction contemplated hereby or thereby, or the use by the Borrower or any of its Subsidiaries of the proceeds of any Advance, except that no Indemnified Person shall be entitled to any indemnification hereunder to the extent that such claims, damages, losses, liabilities, costs or expenses are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person.  The Borrower’s obligations under this Section 8.04(c) shall survive the repayment of all amounts owing to the Lenders and the Administrative Agent under this Agreement and the termination of the Commitments.  If and to the extent that the obligations of the Borrower under this Section 8.04(c) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.  The Borrower also agrees not to assert, and hereby waives, any claim against any Lender, any of such Lender’s affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement or any other Loan Document, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances.  No Indemnified Person referred to in this subsection (c) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 8.05. Right of Set-off.

Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.02 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16(a) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

SECTION 8.06. Binding Effect.

This Agreement shall become effective when it shall have been executed by the Borrower, the Lenders and the Administrative Agent and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 8.07. Assignments and Participations.

(a) Successors and Assigns by Lenders Generally.  No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advances or the Commitment assigned.

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.

(v) No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender, any Potential Defaulting Lender or any of their respective Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof, to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon).  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.10, 2.13 and 8.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices referred to in Section 8.02 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.  Each Lender may at any time sell participations to one or more banks, financial institutions or other entities (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the maker of any such Advance for all purposes of this Agreement and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 7.05 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the provision in Section 8.01 relating to amendments, waivers or consents requiring unanimous consent of the Lenders that affects such Participant.  Subject to the following paragraph, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.  A Participant shall not be entitled to receive any greater payment under Sections 2.10 and 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.13(d) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Advances or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Advance or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Mitigation Obligations; Replacement of Lenders.

(i) Designation of a Different Applicable Lending Office.  If any Lender requests compensation under Section 2.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Body for the account of any Lender pursuant to Section 2.13, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.13, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(ii) Replacement of Lenders.  If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Body for the account of any Lender pursuant to Section 2.13 and, in each case, such Lender has declined or is unable to designate a different Applicable Lending Office in accordance with Section 8.07(e)(i), or if any Lender is a Defaulting Lender or a Potential Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.10 or Section 2.13) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(A) no event has occurred and is continuing that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

(B) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 8.07(b);

(C) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.04(b)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(D) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter; and

(E) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(f) Certain Pledges.  Anything in this Section 8.07 to the contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) of such Granting Lender identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any such SPC to make any Advance, (ii) if such SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to Section 2.10 or 8.04(b) than the Granting Lender would have been entitled to receive had the Granting Lender not otherwise granted such SPC the option to provide any Advance to the Borrower.  The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable so long as, and to the extent that, the related Granting Lender provides such indemnity or makes such payment.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  Notwithstanding the foregoing, the Granting Lender unconditionally agrees to indemnify the Borrower, the Administrative Agent and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against the Borrower, the Administrative Agent or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC.  Each party hereto hereby acknowledges and agrees that no SPC shall have the rights of a Lender hereunder, such rights being retained by the applicable Granting Lender.  Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any Advance made by an SPC shall be exercised only by the relevant Granting Lender and that each Granting Lender shall serve as the administrative agent and attorney-in-fact for its SPC and shall on behalf of its SPC receive any and all payments made for the benefit of such SPC and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder.  In addition, notwithstanding anything to the contrary contained in this Agreement any SPC may (i) with notice to, but without the prior written consent of any other party hereto, assign all or a portion of its interest in any Advances to the Granting Lender and (ii) disclose on a confidential basis any information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  This Section 8.07(g) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advance is being funded by an SPC at the time of such amendment.

(h) The Borrower shall not assign or delegate any rights and duties under this Agreement or any other Loan Document without the prior written consent of the Administrative Agent and all the Lenders.

SECTION 8.08. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8.09. Consent to Jurisdiction; Waiver of Jury Trial.

(a) To the fullest extent permitted by law, the Borrower hereby irrevocably (i) submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York City, Borough of Manhattan, and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, and (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in such New York State court or in such Federal court.  The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Borrower also irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to the Borrower at its address specified in Section 8.02.  The Borrower agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

SECTION 8.10. Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8.11. Electronic Communications.

(a) The Borrower hereby agrees that, to the extent the Borrower is so able, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to shawn.young@wellsfargo.com, with a copy to robert.fernandez@wellsfargo.com.  In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement but only to the extent requested by the Administrative Agent.  To the extent Borrower is unable to deliver any portion of the Communications in an electronic/soft medium form, the Borrower shall promptly deliver hard copies of such Communications to the Administrative Agent.

(b) The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on SyndTrak, the Internet or another similar electronic system (the “Platform”).  The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of this Agreement.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to this Agreement in any other manner specified in this Agreement.

SECTION 8.12. Severability.

Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 8.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 8.13. Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 8.14. USA PATRIOT Act Notice.

  Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower pursuant to the requirements of the Patriot Act that it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

SECTION 8.15. Confidentiality.

Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives on a “need to know” basis (it being understood that the Persons to which such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 8.15, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (C) any rating agency, (D) the CUSIP Service Bureau or any similar organization or (E) any credit insurance provider relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 8.15 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 8.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 8.16.	Entire Agreement.

This Agreement constitutes the entire contract among the parties relative to the subject matter hereof.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, except as expressly agreed in any such previous agreement.  Except as is expressly provided for herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 8.17. No Fiduciary Duty.

  The Credit Parties and their respective Affiliates (collectively, solely for purposes of this Section, the “Lender Parties”), may have economic interests that conflict with those of the Borrower, its securities holders and/or their Affiliates.  The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and the Borrower, its securities holders or its Affiliates, on the other hand.  The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of the Borrower, its securities holders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise the Borrower, its securities holders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents, and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, securities holders, creditors or any other Person.  The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENTERGY ARKANSAS, INC.

By  /s/ Frank Williford
Frank Williford
Assistant Treasurer

signature page to Entergy Arkansas, Inc. Term Loan credit agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Bank

By  /s/ Nick Schmiesing
Name: Nick Schmiesing
Title: Vice President

signature page to Entergy Arkansas, Inc. Term Loan credit agreement

BANKS:

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY,
as a Bank

By  /s/ Darrel Ho
Name: Darrel Ho
Title: Authorized Signatory

By  /s/ Robert Casey
Name: Robert Casey
Title: Authorized Signatory

signature page to Entergy Arkansas, Inc. Term Loan credit agreement

SUNTRUST BANK,
as a Bank

By  /s/ Andrew Johnson
Name: Andrew Johnson
Title: Director

signature page to Entergy Arkansas, Inc. Term Loan credit agreement

UNION BANK, N.A.,
as a Bank

By  /s/ Jonathan Bigelow
Name: Jonathan Bigelow
Title: Vice President

signature page to Entergy Arkansas, Inc. Term Loan credit agreement

SCHEDULE I

LIST OF APPLICABLE LENDING OFFICES

ENTERGY ARKANSAS, INC.

U.S. $250,000,000 Term Loan Credit Agreement

Name of Bank	Domestic Lending Office	Eurodollar Lending Office

Wells Fargo Bank, National Association	90 South 7th Street Minneapolis, MN 55402 Attn: Keith Luettel Telephone: 612-667-4747 Fax: 612-316-0506 Email: Keith.r.luettel@wellsfargo.com Group Email: RKECLNSVPayments@wellsfargo.com	90 South 7th Street Minneapolis, MN 55402 Attn: Keith Luettel Telephone: 612-667-4747 Fax: 612-316-0506 Email: Keith.r.luettel@wellsfargo.com Group Email: RKECLNSVPayments@wellsfargo.com

Canadian Imperial Bank of Commerce, New York Agency	425 Lexington Avenue, 4th Floor New York, NY 10017 Attn: Gordon Eadon Telephone: 212-856-3948 Fax: 212-856-3991 Email: Gordon.Eadon@cibc.com	425 Lexington Avenue, 4th Floor New York, NY 10017 Attn: Gordon Eadon Telephone: 212-856-3948 Fax: 212-856-3991 Email: Gordon.Eadon@cibc.com

SunTrust Bank	3333 Peachtree Road NE 8th Floor Atlanta, GA 30326 Attn: Andrew Johnson Telephone: 404-439-7451 Fax: 404-439-7470 Email: Andrew.johnson@suntrust.com	3333 Peachtree Road NE 8th Floor Atlanta, GA 30326 Attn: Andrew Johnson Telephone: 404-439-7451 Fax: 404-439-7470 Email: Andrew.johnson@suntrust.com

Union Bank, N.A.	445 S. Figueroa 15th Floor Los Angeles, CA 90071 Attn: Jonathan Bigelow Telephone : 213-236-4246 Fax : 213-236-4096 Email : jonathan.bigelow@unionbank.com	445 S. Figueroa 15th Floor Los Angeles, CA 90071 Attn: Jonathan Bigelow Telephone : 213-236-4246 Fax : 213-236-4096 Email : jonathan.bigelow@unionbank.com

SCHEDULE II

COMMITMENT SCHEDULE

Name of Lender	Commitment Amount

Wells Fargo Bank, National Association	$62,500,000
Canadian Imperial Bank of Commerce, New York Agency	$62,500,000
SunTrust Bank	$62,500,000
Union Bank, N.A.	$62,500,000

TOTAL	$250,000,000

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

Wells Fargo Bank, National Association, as Administrative Agent
for the Lenders party to the Credit Agreement
referred to below

[Date]

Attention:  Bank Loan Syndications

Ladies and Gentlemen:

The undersigned, Entergy Arkansas, Inc., refers to the Term Loan Credit Agreement, dated as of July 26, 2013 (as amended, supplemented or modified as of the date hereof, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Wells Fargo Bank, National Association, as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is  , 20   .

(ii) The Type of Advances to be made in connection with the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

(iii) The aggregate amount of the Proposed Borrowing is $ .

(iv) Wire instructions:

Bank: [*]

ABA #: [*]

Acct. #: [*]

Acct. Name: [*]

(v) The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is ___ month[s]1.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in Section 4.01 of the Credit Agreement are true and correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Very truly yours,

ENTERGY ARKANSAS, INC.

By
Name:
Title:

1	Delete for Base Rate Advances.

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION

Wells Fargo Bank, National Association, as Administrative Agent
for the Lenders party to the Credit Agreement
referred to below

[Date]

Attention:  Bank Loan Syndications

Ladies and Gentlemen:

The undersigned, Entergy Arkansas, Inc., refers to the Term Loan Credit Agreement, dated as of July 26, 2013 (as amended, supplemented or modified as of the date hereof, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.08 of the Credit Agreement, that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the “Proposed Conversion”) as required by Section 2.08 of the Credit Agreement:

(i) The Business Day of the Proposed Conversion is __________, _____.

(ii) The Type of Advances comprising the Proposed Conversion is [Base Rate Advances] [Eurodollar Rate Advances].

(iii) The aggregate amount of the Proposed Conversion is $__________.

(iv) The Type of Advances to which such Advances are proposed to be Converted is [Base Rate Advances] [Eurodollar Rate Advances].

(v) The Interest Period for each Advance made as part of the Proposed Conversion is ___ month(s).2

The undersigned hereby represents and warrants that the following statements are true on the date hereof, and will be true on the date of the Proposed Conversion:

(A) The Borrower’s request for the Proposed Conversion is made in compliance with Section 2.08 of the Credit Agreement; and

(B) No Event of Default has occurred and is continuing or would result from the Proposed Conversion.3

Very truly yours,

ENTERGY ARKANSAS, INC.

By
Name:
Title:

2	Delete for Base Rate Advances

3	The certification in clause (B) is required only for any request to Convert Advances to Eurodollar Rate Advances.

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]4 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]5 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]6 hereunder are several and not joint.]7  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Credit Agreement, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:	______________________________

______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:	______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	Entergy Arkansas, Inc.

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	$250,000,000 Term Loan Credit Agreement, dated as of July 26, 2013, among Entergy Arkansas, Inc., the Lenders parties thereto and Wells Fargo Bank, National Association, as Administrative Agent

6.	Assigned Interest[s]:

Assignor[s]8	Assignee[s]9	Aggregate Amount of Commitment/Advances for all Lenders10	Amount of Commitment/Advances Assigned8	Percentage Assigned of Commitment/Advances11	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.	Trade Date:	______________]12

[Page break]

4
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

5
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

6	Select as appropriate.

7	Include bracketed language if there are either multiple Assignors or multiple Assignees.

8List each Assignor, as appropriate.

9List each Assignee, as appropriate.

10Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

11Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.

12	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

B-

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]13

[NAME OF ASSIGNOR]

By:______________________________
      Title:

[NAME OF ASSIGNOR]

By:______________________________
      Title:

ASSIGNEE[S]14

[NAME OF ASSIGNEE]

By:______________________________
      Title:

[NAME OF ASSIGNEE]

By:______________________________
      Title:

[Consented to and]15 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
   Administrative Agent

By: _________________________________
      Title:

[Consented to:

ENTERGY ARKANSAS, INC.

By: ________________________________
      Title:]16

13	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

14	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

15	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

16	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

$250,000,000 Term Loan Credit Agreement, dated as of July 26, 2013, among Entergy Arkansas, Inc., the Lenders parties thereto and Wells Fargo Bank, National Association, as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1           Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender or a Potential Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 5.01(c)(i) and 5.01(c)(ii) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C-1

FORM OF OPINION OF

COUNSEL FOR THE BORROWER

July 26, 2013

To each of the Lenders parties to the
Credit Agreement referred to below, and
to Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

I have acted as counsel to Entergy Arkansas, Inc., an Arkansas corporation (the “Borrower”), in connection with (i) the preparation, execution and delivery of the Term Loan Credit Agreement, dated as of July 26, 2013 (the “Credit Agreement”), by and among the Borrower, the Lenders parties thereto and Wells Fargo Bank, National Association, as Administrative Agent and (ii) the issuance and delivery by the Borrower to the Administrative Agent of $255,000,000 aggregate principal amount of its First Mortgage Bonds, 2013 Credit Agreement Collateral Series (the “First Mortgage Bonds”), issued pursuant to the Borrower’s Mortgage and Deed of Trust, dated as of October 1, 1944, among the Borrower, Deutsche Bank Trust Company Americas (successor to Guaranty Trust Company of New York) (the “Corporate Trustee”) and (as to property, real or personal, situated or being in Missouri) The Bank of New York Mellon Trust Company, National Association (successor to Marvin A. Mueller) (the “Missouri Trustee”, and together with the Corporate Trustee, the “Mortgage Trustees”), as heretofore amended and supplemented from time to time and as it will be further amended and supplemented by the Seventy-fifth Supplemental Indenture, dated as of July 15, 2013 (the “Supplemental Indenture”) (the Mortgage and Deed of Trust as so amended and supplemented being hereinafter referred to as the “Mortgage”).  This opinion is furnished to you at the request of the Borrower pursuant to Section 3.01(a)(iv) of the Credit Agreement.  Unless otherwise defined herein or unless the context otherwise requires, terms defined in the Credit Agreement are used herein as therein defined.

In such capacity, I have examined:

(i) Counterparts of the Credit Agreement, executed by the Borrower;

(ii) A certificate of the Secretary of State of the State of Louisiana, dated July 22, 2013, attesting that the Borrower is a foreign corporation duly qualified to conduct business in that State; and

(iii) The other documents furnished by the Borrower to the Administrative Agent pursuant to Section 3.01(a) of the Credit Agreement.

I have also examined such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below.  I have not examined the First Mortgage Bonds, except a specimen thereof, and I have relied upon a certificate of the Corporate Trustee as to the authentication and delivery thereof.  The Credit Agreement, the Bond Delivery Agreement and the Mortgage are sometimes referred to in this opinion collectively as the “Loan Documents” and each individually as a “Loan Document”.

In my examination, I have assumed the genuineness of all signatures (other than of the Borrower), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies.  In making my examination of documents and instruments executed or to be executed by persons other than the Borrower, I have assumed that each such other person had the requisite power and authority to enter into and perform fully its obligations thereunder, the due authorization by each such other person for the execution, delivery and performance thereof and the due execution and delivery thereof by or on behalf of such person of each such document and instrument.  In the case of any such person that is not a natural person, I have also assumed, insofar as it is relevant to the opinions set forth below, that each such other person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was created, and is duly qualified and in good standing in each other jurisdiction where the failure to be so qualified could reasonably be expected to have a material effect upon its ability to execute, deliver and/or perform its obligations under any such document or instrument.  I have further assumed that each document, instrument, agreement, record and certificate reviewed by me for purposes of rendering the opinions expressed below has not been amended by any oral agreement, conduct or course of dealing between the parties thereto.

As to questions of fact material to the opinions expressed herein, I have relied upon certificates and representations of officers of the Borrower (including but not limited to those contained in the Credit Agreement and the Mortgage and certificates delivered upon the execution and delivery of the Credit Agreement and the Supplemental Indenture) and of appropriate public officials, without independent verification of such matters except as otherwise described herein.

Whenever my opinions herein with respect to the existence or absence of facts are stated to be to my knowledge or awareness, it is intended to signify that no information has come to my attention or the attention of other counsel working under my direction in connection with the preparation of this opinion letter that would give me or them actual knowledge of the existence or absence of such facts.  However, except to the extent expressly set forth herein, neither I nor they have undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my or their knowledge of the existence or absence of such facts should be assumed.

On the basis of the foregoing, having regard for such legal consideration as I deem relevant, and subject to the other limitations and qualifications contained in this letter, I am of the opinion that:

(a) The Borrower is in good standing and duly qualified to do business as a foreign corporation in the State of Louisiana.

(b) The execution, delivery and performance by the Borrower of each Loan Document do not contravene (i) any law or (ii) any contractual or legal restriction binding on or affecting the Borrower.

(c) The issuance and delivery by the Borrower of the First Mortgage Bonds do not contravene (i) any law or (ii) any contractual or legal restriction binding on or affecting the Borrower.

(d) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body under the laws of the State of Louisiana is required for the due execution, delivery and performance by the Borrower of each Loan Document, including obtaining any Advances under the Credit Agreement.

(e) Except as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect.  To my knowledge, there has been no change in any matter disclosed in such filings that could reasonably be expected to result in such a Material Adverse Effect.

(f) The Borrower is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(g) The Borrower has good and sufficient title to the properties described as owned by it in and as subject to the Lien of the Mortgage (except properties released under the terms of the Mortgage), subject only to Excepted Encumbrances (as defined in the Mortgage) and to minor defects and encumbrances customarily found in properties of like size and character that do not materially impair the use of such properties by the Borrower.  The description of such properties set forth in the Mortgage is adequate to constitute the Mortgage as a Lien thereon; and subject to paragraph (g) below, the Mortgage, subject only to such minor defects and Excepted Encumbrances, constitutes a valid, direct and first mortgage Lien upon said properties, which include substantially all of the permanent physical properties and franchises of the Borrower (other than those expressly excepted in the Mortgage).  All permanent and physical properties and franchises (other than those expressly excepted in the Mortgage) acquired by the Borrower after the date of the Supplemental Indenture will, upon such acquisition, become subject to the Lien of the Mortgage, subject, however, to such Excepted Encumbrances and to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Borrower and except as may be limited by bankruptcy law.

(h) It will be necessary to record the Supplemental Indenture in the offices of the Secretary of State of Arkansas and the offices of the Clerk and Ex-Officio Recorder for the Counties in the State of Arkansas, the Parish Clerk for Ouachita Parish in the State of Louisiana, the Recorder of Deeds for the Counties in the State of Missouri and the County Registrar for the Counties in the State of Tennessee, respectively, in which the Borrower owns property, to include the Supplemental Indenture in the lien of the Mortgage before the Liens created by the Supplemental Indenture become effective as to and enforceable against third parties, which filings, once duly effected, are the only recordings, filings, rerecordings and refilings required by law in order to protect and maintain the lien of the Mortgage on any of the property described therein and subject thereto.  However, all permanent physical properties and franchises of the Borrower (other than those expressly excepted in the Mortgage) presently owned by the Borrower are subject to the lien of the Mortgage, subject to minor defects and Excepted Encumbrances of the character referred to in paragraph (f) above.

(i) Assuming the First Mortgage Bonds have been duly authorized by all necessary corporate action on the part of the Borrower, the First Mortgage Bonds are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as may be limited by (a) preference, moratorium, reorganization or other similar laws affecting enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law), including the possible unavailability of specific performance or injunctive relief, and (b) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought; and the First Mortgage Bonds are entitled to the benefit of the security afforded by the Mortgage.

(j) The Mortgage is a valid and binding obligation of the Borrower and in accordance with its terms, has not been terminated, canceled or waived in any material respect and remains in full force and effect.

(k) The Mortgage is qualified under the Trust Indenture Act, and no proceedings to suspend such qualification have been instituted or, to my knowledge, threatened by the Securities and Exchange Commission.

My opinion set forth in paragraph (d) above as to the obtaining of necessary governmental and regulatory approvals is based solely upon a review of those laws that, in my experience, are normally applicable to the Borrower in connection with transactions of the type contemplated by the Credit Agreement.

Notwithstanding the qualifications set forth above, I have no actual knowledge of any matter within the scope of said qualifications that would cause me to change the opinions set forth in this letter.

I am licensed to practice law only in the State of Louisiana, and this opinion is limited to matters involving the laws of the State of Louisiana and the federal laws of the United States of America.

My opinions are expressed as of the date hereof, and I do not assume any obligation to update or supplement my opinions to reflect any fact or circumstance that hereafter comes to my attention, or any change in law that hereafter occurs.

This opinion letter is being provided exclusively to and for the benefit of the addressees hereof.  It is not to be relied upon by any other party for any other purpose, without prior express written authorization from me, except that (A) King & Spalding LLP hereby is authorized to rely on this letter in the rendering of their opinion to the Administrative Agent and the Lenders dated as of the date hereof and (B) any addressee of this letter may deliver a copy hereof to any person that becomes a Lender under the Credit Agreement after the date hereof, and such person may rely on this opinion as if it had been addressed and delivered to it on the date hereof as an original Bank that was a party to the Credit Agreement.

Very truly yours,

EXHIBIT C-2

FORM OF OPINION OF SPECIAL NEW YORK COUNSEL

FOR BORROWER

July 26, 2013

To each of the Lenders parties to the
Credit Agreement referred to below, and
to Wells Fargo Bank, National Association, as Administrative Agent

Entergy Arkansas, Inc.

Ladies and Gentlemen:

We have acted as counsel to Entergy Arkansas, Inc., an Arkansas corporation (the “Borrower”), in connection with (i) the preparation, execution and delivery of the Term Loan Credit Agreement, dated as of July 26, 2013 (the “Credit Agreement”), by and among the Borrower, the Lenders parties thereto and Wells Fargo Bank, National Association, as Administrative Agent and (ii) the issuance and delivery by the Borrower to the Administrative Agent of $255,000,000 aggregate principal amount of its First Mortgage Bonds, 2013 Credit Agreement Collateral Series (the “First Mortgage Bonds”), issued pursuant to the Borrower’s Mortgage and Deed of Trust, dated as of October 1, 1944, among the Borrower, Deutsche Bank Trust Company Americas (successor to Guaranty Trust Company of New York) (the “Corporate Trustee”) and (as to property, real or personal, situated or being in Missouri) The Bank of New York Mellon Trust Company, National Association (successor to Marvin A. Mueller) (the “Missouri Trustee”, and together with the Corporate Trustee, the “Mortgage Trustees”), as heretofore amended and supplemented from time to time and as it will be further amended and supplemented by the Seventy-fifth Supplemental Indenture, dated as of July 15, 2013 (the “Supplemental Indenture”) (the Mortgage and Deed of Trust as so amended and supplemented being hereinafter referred to as the “Mortgage”).  This opinion is furnished to you at the request of the Borrower pursuant to Section 3.01(a)(v) of the Credit Agreement.  Unless otherwise defined herein or unless the context otherwise requires, terms defined in the Credit Agreement are used herein as therein defined.

In this connection, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) counterparts of the Credit Agreement executed by the Borrower; (ii) the other documents furnished by the Borrower to the Administrative Agent pursuant to Section 3.01(a) of the Credit Agreement; and (iii) such other documents and corporate records as we have deemed necessary or appropriate for the opinions expressed herein.  We have not examined the First Mortgage Bonds, except a specimen thereof, and we have relied upon a certificate of the Corporate Trustee as to the authentication and delivery thereof.  The Credit Agreement, the Bond Delivery Agreement and Mortgage are sometimes referred to in this opinion collectively as the “Loan Documents” and each individually as a “Loan Document”.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us as certified or photostatic copies.  With respect to the Borrower and each of the other parties to the Loan Documents, we have assumed (i) that those parties are duly organized and existing and have the power and capacity to execute, deliver and perform all obligations under such documents, (ii) the due authorization, execution and delivery of such documents by those parties and (iii) all regulatory authorizations required under the laws of the States of Arkansas and Tennessee have been duly obtained and are in full force and effect.  Regarding documents executed by parties other than the Borrower, we have assumed the validity and binding effect of such documents upon those parties.

As used herein, the phrase “to our knowledge” with respect to the existence or absence of facts is intended to signify that, while we have made no specific inquiry or other independent examination to determine the existence or absence of such facts, the attorneys in this firm who were actively involved in negotiating the Credit Agreement have obtained no actual knowledge to the contrary regarding the Credit Agreement and the transactions contemplated thereby.

As to any facts that we did not independently establish or verify, we have relied without independent investigation upon statements, representations and certificates of officers of the Borrower, and, as to the matters addressed therein, upon certificates or communications from public officials.

Based upon the foregoing, and subject to the qualifications hereinafter expressed, it is our opinion that:

(1) the execution, delivery and performance by the Borrower of each Loan Document do not contravene any provision of any New York or federal law, rule or regulation applicable to the Borrower or, to our knowledge, any provision of any New York or federal order, writ, judgment or decree applicable to the Borrower;

(2) the issuance and delivery by the Borrower of the First Mortgage Bonds and the execution, delivery and performance by the Borrower of the Mortgage do not contravene any provision of any New York or federal law, rule or regulation applicable to the Borrower or, to our knowledge, any provision of any New York or federal order, writ, judgment or decree applicable to the Borrower;

(3) no authorization, approval or other action by, and no notice to or filing with, any New York or federal governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of each Loan Document, including obtaining any Advances under the Credit Agreement;

(4) each Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;

(5) the First Mortgage Bonds have been duly authorized by all necessary corporate action on the part of the Borrower, the Bonds are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms; and the First Mortgage Bonds are entitled to the benefit of the security afforded by the Mortgage; and

(6) the Mortgage is qualified under the Trust Indenture Act, and no proceedings to suspend such qualification have been instituted or, to our knowledge, threatened by the Securities and Exchange Commission.

Our opinion is subject to the following qualifications:

(a)           The enforceability of the Borrower’s obligations under the Loan Documents and the First Mortgage Bonds is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors’ rights generally.

(b)           The enforceability of the Borrower’s obligations under the Loan Documents and the First Mortgage Bonds is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).  Such principles of equity are of general application, and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants.

(c)           We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties is determined to have constituted negligence.

(d)           We express no opinion herein as to (i) Section 8.05 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under federal or state securities laws, or (v) the enforceability of waivers by parties of their respective rights and remedies under law.

This opinion is limited to the laws of the States of New York and Arkansas and the federal laws of the United States of America.  As to all matters of Arkansas law, we have relied upon the opinion of even date herewith addressed to you by Friday, Eldredge & Clark, LLP, counsel to the Company.  Without limiting the generality of the foregoing, we express no opinion as to the effect of any laws other than the federal law of the United States of America or the law the States of New York or Arkansas wherein any Lender may be located or wherein enforcement of the Credit Agreement may be sought that limits the rate of interest legally chargeable or collectible.

This opinion is rendered solely for your benefit and, except as stated in the following sentences of this paragraph, may not be relied upon by any other party without our prior written consent.  King & Spalding LLP is hereby authorized to rely on this opinion in the rendering of their opinion to the Administrative Agent and the Lenders dated as of the date hereof.  The Lenders and the Administrative Agent are hereby authorized to deliver a copy of this opinion to any Person that becomes a Lender under the Credit Agreement after the date hereof, and any such Person may rely upon this opinion as if it had been addressed and delivered to it on the date hereof as an original Bank that was a party to the Credit Agreement.

This opinion is limited to laws currently in effect on the date hereof and to the facts as they currently exist.  We assume no obligation to revise, supplement or otherwise update this opinion.

Very truly yours,

EXHIBIT C-3

FORM OF OPINION OF SPECIAL ARKANSAS COUNSEL

FOR THE BORROWER

July 26, 2013

To each of the Lenders parties to the
Credit Agreement referred to below, and
to Wells Fargo Bank, National Association, as Administrative Agent

Re:  Entergy Arkansas, Inc.

Ladies and Gentlemen:

We have acted as special Arkansas counsel to Entergy Arkansas, Inc., an Arkansas corporation (the “Borrower”), in connection with (i) the execution and delivery of the Term Loan Credit Agreement, dated as of July 26, 2013 (the “Credit Agreement”), by and among the Borrower, the Lenders parties thereto and Wells Fargo Bank, National Association, as Administrative Agent and (ii) the issuance and delivery by the Borrower to the Administrative Agent of $255,000,000 aggregate principal amount of its First Mortgage Bonds, 2013 Credit Agreement Collateral Series (the “First Mortgage Bonds”), issued pursuant to the Borrower’s Mortgage and Deed of Trust, dated as of October 1, 1944, among the Borrower, Deutsche Bank Trust Company Americas (successor to Guaranty Trust Company of New York) (the “Corporate Trustee”) and (as to property, real or personal, situated or being in Missouri) The Bank of New York Mellon Trust Company, National Association (successor to Marvin A. Mueller) (the “Missouri Trustee”, and together with the Corporate Trustee, the “Mortgage Trustees”), as heretofore amended and supplemented from time to time and as it will be further amended and supplemented by the Seventy-fifth Supplemental Indenture, dated as of July 15, 2013 (the “Supplemental Indenture”) (the Mortgage and Deed of Trust as so amended and supplemented being hereinafter referred to as the “Mortgage”).  This opinion is furnished to you at the request of the Borrower pursuant to Section 3.01(a)(vi) of the Credit Agreement.  Unless otherwise defined herein or unless the context otherwise requires, terms defined in the Credit Agreement are used herein as therein defined.

In such capacity, we have examined and are familiar with:

(i) Faxed or emailed copies of the Credit Agreement, executed by the Borrower;

(ii) Faxed or emailed copies of the Bond Delivery Agreement, dated as of July 26, 2013, between the Borrower and the Administrative Agent (the “Bond Delivery Agreement”), executed by the Borrower;

(iii) The Second Amended and Restated Articles of Incorporation of the Borrower (the “Charter”);

(iv) The Bylaws of the Borrower (the “Bylaws”);

(v) Certificates of the Secretaries of State of the States of Arkansas, Louisiana, Missouri, and Tennessee, each dated July 22, 2013, attesting to the continued corporate existence and good standing of the Borrower in such States; and

(vi) Faxed or emailed copies of the other documents furnished by the Borrower to the Administrative Agent pursuant to Section 3.01(a) of the Credit Agreement.

We have also examined such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below.  We have not examined the First Mortgage Bonds, except a specimen thereof, and we have relied upon a certificate of the Corporate Trustee as to the authentication and delivery thereof.  The Credit Agreement, the Bond Delivery Agreement and the Mortgage are sometimes referred to in this opinion collectively as the “Loan Documents” and each individually as a “Loan Document”.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.  In making our examination of documents and instruments executed or to be executed by persons other than the Borrower, we have assumed that each such other person had the requisite power and authority to enter into and perform fully its obligations thereunder, the due authorization by each such other person for the execution, delivery and performance thereof and the due execution and delivery thereof by or on behalf of such person of each such document and instrument.  In the case of any such person that is not a natural person, we have also assumed, insofar as it is relevant to the opinions set forth below, that each such other person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was created, and is duly qualified and in good standing in each other jurisdiction where the failure to be so qualified could reasonably be expected to have a material effect upon its ability to execute, deliver and/or perform its obligations under any such document or instrument.  We have further assumed that each document, instrument, agreement, record and certificate reviewed by us for purposes of rendering the opinions expressed below has not been amended by any oral agreement, conduct or course of dealing between the parties thereto, although we have no knowledge of any facts or circumstances that could give rise to such an amendment.

As to questions of fact material to the opinions expressed herein, we have relied upon certificates and representations of officers of the Borrower (including but not limited to those contained in the Credit Agreement and the Mortgage and certificates delivered upon the execution and delivery of the Credit Agreement and the Supplemental Indenture) and of appropriate public officials, without independent verification of such matters except as otherwise described herein.

Whenever our opinions herein with respect to the existence or absence of facts are stated to be to our knowledge or awareness, it is intended to signify that no information has come to our attention in connection with the preparation of this opinion letter that would give us actual knowledge that would contradict such opinions.  However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts (except to the extent necessary in order to give the opinions hereinafter expressed) should be assumed.

On the basis of the foregoing, having regard for such legal consideration as we deem relevant, and subject to the other limitations and qualifications contained in this letter, we are of the opinion that:

(a) The Borrower (i) is duly organized and validly existing as a corporation in good standing under the laws of the State of Arkansas and is duly qualified to conduct business as a foreign corporation in the States of Louisiana, Missouri and Tennessee, and (ii) has due business organization power and authority to execute, deliver and perform each Loan Document and the Supplemental Indenture and to issue and deliver the First Mortgage Bonds.

(b) The execution, delivery and performance by the Borrower of each Loan Document and the Supplemental Indenture and the issuance and delivery of the First Mortgage Bonds are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Charter or the Bylaws, (ii) any provision of any law, rule or regulation of the States of Arkansas, Louisiana, Missouri, Tennessee or Wyoming applicable to the Borrower or, to the best of our knowledge (having made due inquiry with respect thereto), any provision of any order, writ, judgment or decree of any Arkansas, Louisiana, Missouri, Tennessee or Wyoming governmental authority applicable to the Borrower in the States of Arkansas, Louisiana, Missouri, Tennessee or Wyoming; provided, however, we express no opinion as to whether or not any consents of or filings with any governmental authorities may be required under the provisions of the securities or blue sky laws of the States of Arkansas Louisiana, Missouri, Tennessee or Wyoming, or (iii) any legal restriction in the States of Arkansas, Louisiana, Missouri, Tennessee or Wyoming binding on or affecting the Borrower.  Each Loan Document has been duly executed and delivered on behalf of the Borrower.

(c) The issuance and delivery of the First Mortgage Bonds do not contravene any provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on or security interest in (except as contemplated by the Mortgage) any of the assets of the Borrower pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking known to us (having made due inquiry with respect thereto) to which the Borrower is a party or which purports to be binding upon the Borrower or upon any of its assets.

(d) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body in the States of Arkansas, Louisiana, Missouri, Tennessee or Wyoming is legally required for the due execution, delivery and performance by the Borrower of each Loan Document, including obtaining any Advances under the Credit Agreement, except for the Regulatory Authorizations, which have been duly obtained and are in full force and effect.

(e) The Borrower has good and sufficient title to the properties described as owned by it in and as subject to the Lien of the Mortgage (except properties released under the terms of the Mortgage), subject only to Excepted Encumbrances (as defined in the Mortgage) and to minor defects and encumbrances customarily found in properties of like size and character that do not materially impair the use of such properties by the Borrower.  The description of such properties set forth in the Mortgage is adequate to constitute the Mortgage as a Lien thereon; and subject to paragraph (f) below, the Mortgage, subject only to such minor defects and Excepted Encumbrances, constitutes a valid, direct and first mortgage Lien upon said properties, which include substantially all of the permanent physical properties and franchises of the Borrower (other than those expressly excepted in the Mortgage).  All permanent and physical properties and franchises (other than those expressly excepted in the Mortgage) acquired by the Borrower after the date of the Supplemental Indenture will, upon such acquisition, become subject to the Lien of the Mortgage, subject, however, to such Excepted Encumbrances and to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Borrower and except as may be limited by bankruptcy law.

(f) It will be necessary to record the Supplemental Indenture in the offices of the Secretary of State of Arkansas and the offices of the Clerk and Ex-Officio Recorder for the Counties in the State of Arkansas, the Parish Clerk for Ouachita Parish in the State of Louisiana, the Recorder of Deeds for the Counties in the State of Missouri and the County Registrar for the Counties in the State of Tennessee, respectively, in which the Borrower owns property, to include the Supplemental Indenture in the lien of the Mortgage before the Liens created by the Supplemental Indenture become effective as to and enforceable against third parties, which filings, once duly effected, are the only recordings, filings, rerecordings and refilings required by law in order to protect and maintain the lien of the Mortgage on any of the property described therein and subject thereto.  However, all permanent physical properties and franchises of the Borrower (other than those expressly excepted in the Mortgage) presently owned by the Borrower are subject to the lien of the Mortgage, subject to minor defects and Excepted Encumbrances of the character referred to in paragraph (e) above.

Our opinions above are subject to the following qualifications:

(i)           Our opinion in paragraph (a) is given exclusively in reliance upon certifications of the Secretaries of State of the States of Arkansas, Louisiana, Missouri, and Tennessee upon which we believe we are justified in relying.  We understand that copies of such certifications have been provided to you.

(ii)           Our opinion set forth in paragraph (d) above as to the obtaining of necessary governmental and regulatory approvals in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming is subject to the qualification that such opinion is based solely upon a review of those laws in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming that, in our experience, are normally applicable to the Borrower in connection with transactions of the type contemplated by the Loan Documents.

           Notwithstanding the qualifications set forth above, we have no actual knowledge of any matter within the scope of said qualifications that would cause us to change the opinions set forth in this letter.

We are members of the Bar of the State of Arkansas and, except as otherwise provided herein, our role as counsel to the Borrower is limited to matters involving the laws of the States of Arkansas and Tennessee.   With respect to the opinion set forth in paragraphs (b), (c), (d), (e) and (f) with respect to matters affected by Louisiana, Missouri, Tennessee or Wyoming law, you are advised that our opinion is based upon our correspondence and consultation with attorneys licensed in Louisiana, Missouri, Tennessee or Wyoming.  Except to the extent otherwise expressly set forth herein, we render no opinion on the laws of any other jurisdiction or any subdivision thereof, and have made no independent investigation into any such laws except as specifically provided herein.

Our opinions are expressed as of the date hereof, and we do not assume any obligation to update or supplement my opinions to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.

This opinion letter is being provided exclusively to and for the benefit of the addressees hereof.  It is not to relied upon by any other party for any other purpose, without prior express written authorization from us, except that (A) Morgan Lewis & Bockius LLP, special New York counsel to the Borrower, may rely hereon in connection with their opinion to you of even date herewith on behalf of the Borrower as to matters of New York law; (B) Mark G. Otts, counsel to the Borrower, may rely hereon in connection with his opinion to you of even date herewith on behalf of the Borrower as to matters of Louisiana law; (C) King & Spalding LLP hereby is authorized to rely on this letter in the rendering of their opinion to the Administrative Agent and the Lenders dated as of the date hereof; and (D) any addressee of this letter may deliver a copy hereof to any person that becomes a Lender under the Credit Agreement after the date hereof, and such person may rely on this opinion as if it had been addressed and delivered to it on the date hereof as an original Bank that was a party to the Credit Agreement.

Yours truly,

PBB/pbb

EXHIBIT D

FORM OF OPINION OF SPECIAL NEW YORK

COUNSEL TO THE ADMINISTRATIVE AGENT

July 26, 2013

To each of the Lenders party to the
Credit Agreement referred to below, and
Wells Fargo Bank, National Association, as Administrative Agent

Entergy Arkansas, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to Wells Fargo Bank, National Association, as Administrative Agent, in connection with the preparation, execution and delivery of the Term Loan Credit Agreement, dated as of July 26, 2013 (the “Credit Agreement”), among Entergy Arkansas, Inc. (the “Borrower”), the Lenders parties thereto and Wells Fargo Bank, National Association, as Administrative Agent.  This opinion is furnished to you at the request of the Borrower pursuant to Section 3.01(a)(vii) of the Credit Agreement.  Unless otherwise indicated, terms defined in the Credit Agreement are used herein as therein defined.

In that connection, we have examined the following documents:

(1)	a counterpart of the Credit Agreement, executed by the parties thereto;

(2)	a counterpart of the Bond Delivery Agreement, executed by the parties thereto; and

(3)
the other documents furnished to the Administrative Agent pursuant to Section 3.01(a) of the Credit Agreement, including (without limitation) the opinions (the “Borrower’s Opinions”) of Mark G. Otts, counsel to the Borrower, Morgan Lewis & Bockius LLP, special New York counsel to the Borrower, and Friday, Eldredge, and Clark, LLP, special Arkansas counsel to the Borrower.

In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies.  We have also assumed that you have independently evaluated, and are satisfied with, the creditworthiness of the Borrower and the business terms reflected in the Credit Agreement and the Bond Delivery Agreement.

To the extent that our opinions expressed below involve conclusions as to matters governed by law other than the law of the State of New York, we have relied upon the Borrower’s Opinions and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in the Borrower’s Opinions.  We note that we do not represent the Borrower and, accordingly, are not privy to the nature or character of its business.  Accordingly, we have assumed that the Borrower is subject only to statutes, rules, regulations, judgments, orders and other requirements of law of general applicability to corporations doing business in the State of New York.  As to matters of fact, we have relied solely upon the documents we have examined.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

(i)           The Credit Agreement and the Bond Delivery Agreement are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

(ii)           While we have not independently considered the matters covered by the Borrower’s Opinions to the extent necessary to enable us to express the conclusions stated therein, the Borrower’s Opinions and the other documents referred to in item (2) above are substantially responsive to the corresponding requirements set forth in Section 3.01(a) of the Credit Agreement pursuant to which the same have been delivered.

Our opinions are subject to the following qualifications:

(a)           Our opinion in paragraph (i) above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors’ rights generally.

(b)           Our opinion in paragraph (i) above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).  Such principles of equity are of general application, and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants.

(c)           We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

(d)           We express no opinion herein as to (i) Section 8.05 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under Federal or state securities laws or (v) the enforceability of waivers by parties of their respective rights and remedies under law.

(e)           In connection with any provision of the Credit Agreement whereby any Person submits to the jurisdiction of any court of competent jurisdiction, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on Federal court jurisdiction.

(f)           Our opinions expressed above are limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.  Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement may be sought that limits the rates of interest legally chargeable or collectible.

This opinion letter speaks only as of the date hereof, and we expressly disclaim any responsibility to advise you of any development or circumstance, including changes of law of fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.  This opinion letter is furnished to the addressees hereof solely in connection with the transactions contemplated by the Credit Agreement and the Bond Delivery Agreement, is solely for the benefit of the addressees hereof and may not be relied upon by any other Person or for any other purpose without our prior written consent.  Notwithstanding the foregoing, this opinion letter may be relied upon by any Person that becomes a Lender after the date hereof in accordance with the provisions of the Credit Agreement as if this opinion letter were addressed and delivered to such Person on the date hereof.  Any such reliance must be actual and reasonable under the circumstances existing at the time such Person becomes a Lender, taking into account any changes in law or facts and any other developments known to or reasonably knowable by such Person at such time.

Very truly yours,

RSL:kty:mgj

EXHIBIT E-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of July 26, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Entergy Arkansas, Inc. (the “Borrower”), Wells Fargo Bank, National Association, as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.13(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) and Commitment (as well as any promissory note(s) evidencing such Advance(s) and Commitment) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
      Name:
      Title:

Date: ________ __, 20[  ]

EXHIBIT E-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of July 26, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Entergy Arkansas, Inc. (the “Borrower”), Wells Fargo Bank, National Association, as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.13(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
      Name:
      Title:

Date: ________ __, 20[  ]

EXHIBIT E-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of July 26, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Entergy Arkansas, Inc. (the “Borrower”), Wells Fargo Bank, National Association, as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.13(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
      Name:
      Title:

Date: ________ __, 20[  ]

EXHIBIT E-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of July 26, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Entergy Arkansas, Inc. (the “Borrower”), Wells Fargo Bank, National Association, as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.13(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) and Commitment (as well as any promissory note(s) evidencing such Advance(s) and Commitment) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) and Commitment (as well as any promissory note(s) evidencing such Advance(s) and Commitment), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
     Name:
     Title:

Date: ________ __, 20[  ]

EXHIBIT F

FORM OF BOND DELIVERY AGREEMENT

Bond Delivery Agreement
____________

ENTERGY ARKANSAS, INC.

to

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
____________

Dated as of July 26, 2013

____________

Relating to
First Mortgage Bonds, 2013 Credit Agreement Collateral Series Due 2015
____________

F-

THIS BOND DELIVERY AGREEMENT, dated as of July 26, 2013, is between Entergy Arkansas, Inc., an Arkansas corporation (the “Company”), and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) under the Credit Agreement, dated as of July 26, 2013, among the Company, the several Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”).

Whereas, the Company has entered into the Credit Agreement pursuant to which it may borrow Advances (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Credit Agreement) in accordance with the provisions of the Credit Agreement; and

Whereas, the Company has established its First Mortgage Bonds, 2013 Credit Agreement Collateral Series due 2015 in the aggregate principal amount of $255,000,000 (the “2013 Credit Agreement Collateral Series Bonds”), to be issued under and in accordance with, and secured by, the Mortgage and Deed of Trust, dated as of October 1, 1944, as supplemented and modified by supplemental indentures thereto, including a Seventy-fifth Supplemental Indenture, dated as of July 15, 2013, among the Company, Deutsche Bank Trust Company Americas (successor to Guaranty Trust Company of New York) (the “Corporate Trustee”) and (as to property, real or personal, situated or being in Missouri) The Bank of New York Mellon Trust Company, National Association (successor to Marvin A. Mueller) (the “Missouri Trustee”, and together with the Corporate Trustee, the “Trustees”) (such Mortgage and Deed of Trust, as so amended and supplemented, and such Supplemental Indenture are hereinafter called the “Mortgage” and “Seventy-fifth Supplemental Indenture”, respectively); and

Whereas, the Company proposes to issue and deliver to the Administrative Agent, for the benefit of the Lenders, the 2013 Credit Agreement Collateral Series Bonds in order to provide collateral security for the obligations of the Company under the Credit Agreement to pay the principal of the Advances, interest thereon, and all other amounts (including, without limitation, fees, costs, expenses and indemnities) payable by the Company under the Credit Agreement and the other Loan Documents (collectively, the “Obligations”);

Now, Therefore, in consideration of the premises, of the agreements of the Lenders in the Credit Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Administrative Agent hereby agree as follows:

ARTICLE I

2013 Credit Agreement Collateral Series Bonds

SECTION 1.1Delivery of 2013 Credit Agreement Collateral Series Bonds.

In order to provide collateral security for the obligation of the Company to pay the Obligations, as aforesaid, the Company hereby delivers to the Administrative Agent 2013 Credit Agreement Collateral Series Bonds in the aggregate principal amount of $255,000,000, maturing on January 26, 2015 and bearing no interest, as provided in Seventy-fifth Supplemental Indenture.  The obligation of the Company to pay the principal of the 2013 Credit Agreement Collateral Series Bonds as the same shall become due and payable shall be deemed to have been satisfied and discharged in full or in part, as the case may be, to the extent of the payment by the Company of the Obligations, all as set forth in Section 1(I) of the Seventy-fifth Supplemental Indenture and in the 2013 Credit Agreement Collateral Series Bonds and subject to the terms thereof.

The 2013 Credit Agreement Collateral Series Bonds are registered in the name of the Administrative Agent and shall be owned and held by the Administrative Agent, subject to the provisions of this Agreement, for the benefit of the Lenders, and the Company shall have no interest therein.  The Administrative Agent shall be entitled to exercise all rights of bondholders under the Mortgage with respect to the 2013 Credit Agreement Collateral Series Bonds.

The Administrative Agent hereby acknowledges receipt of the 2013 Credit Agreement Collateral Series Bonds.

SECTION 1.2Payments on 2013 Credit Agreement Collateral Series Bonds.

Any payments received by the Administrative Agent on account of the principal of the 2013 Credit Agreement Collateral Series Bonds shall be distributed by the Administrative Agent in accordance with the applicable provisions of the Credit Agreement, and the Company hereby consents to such distribution.

ARTICLE II

No Transfer of Bonds; Surrender of Bonds

SECTION 2.1No Transfer of Bonds.

The Administrative Agent shall not sell, assign or otherwise transfer any 2013 Credit Agreement Collateral Series Bonds delivered to it under this Agreement except to a successor administrative agent under the Credit Agreement.  The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the issuance of stop-transfer instructions to the Trustees under the Mortgage or any other transfer agent thereunder.

SECTION 2.2Surrender of Bonds.

(a) The Administrative Agent shall forthwith surrender to or upon the order of the Company all 2013 Credit Agreement Collateral Series Bonds held by it at the first time at which the Advances and the other Obligations shall have been paid in full and the Commitments have been terminated.  The Administrative Agent shall promptly upon the request of the Company, at the sole cost and expense of the Company, take such action and execute such documents as may reasonably be requested by the Company in connection with such surrender.

(b) Upon any prepayment of Advances pursuant to Section 2.10 of the Credit Agreement, the Administrative Agent shall forthwith surrender to or upon the order of the Company 2013 Credit Agreement Collateral Series Bonds in an aggregate principal amount equal to the excess of the aggregate principal amount of the 2013 Credit Agreement Collateral Series Bonds held by the Administrative Agent over 102% of the outstanding Advances, provided that the Administrative Agent shall have received, in accordance with Section 12 of the Mortgage (and without any requirement to pay any of the charges provided in Section 12 of the Mortgage, which shall be paid by the Company), replacement 2013 Credit Agreement Collateral Series Bonds in an aggregate principal amount equal to 102% of the outstanding Advances.

This Agreement shall be governed by and construed in accordance with the law of the State of New York.

[Remainder of page intentionally left blank]

F-

IN WITNESS WHEREOF, the Company and the Administrative Agent have caused this Agreement to be executed and delivered as of the date first above written.

ENTERGY ARKANSAS, INC.

By
Name: Frank Williford
Title:   Assistant Treasurer

Signature Page to Bond Delivery Agreement

F-

WELLS FARGO BANK, NATIONAL ASSOCIATION,
  as Administrative Agent

By
Name:
Title:

Signature Page to Bond Delivery Agreement